                                                                   EXHIBIT 10.10

================================================================================

                                  NARCAT LLC,
                                 CARCAT ULC and
                       NARCAT MEXICO, S. DE R.L. DE C.V.,
                                as the Companies

                              THE ANDERSONS, INC.,
                                 as the Manager

                                      and

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,
               as the Indenture Trustee and as the Backup Manager

                         ------------------------------

                              MANAGEMENT AGREEMENT

                         ------------------------------

                         Dated as of February 12, 2004

================================================================================

                               TABLE OF CONTENTS

    SECTION                                                HEADING                                                 PAGE
ARTICLE I                  DEFINITIONS...........................................................................     2
       Section 1.01.       Defined Terms.........................................................................     2
       Section 1.02.       Terms Defined in the Indenture, Sale Agreements or Servicing Agreement................    10

ARTICLE II                 MANAGEMENT OF RAILCARS................................................................    10
       Section 2.01.       The Manager to Act as Manager; Standard of Care;
                               Covenants Concerning Railcars and Leases..........................................    10
       Section 2.02.       Authority of Manager; Delegation of Management........................................    12
       Section 2.03.       Duties of Manager.....................................................................    13
       Section 2.04.       Required Modifications and Optional Modifications.....................................    19
       Section 2.05.       Manager Fee and Supplemental Manager Fee..............................................    20
       Section 2.06.       Authorized Deductions from Earnings...................................................    20
       Section 2.07.       Responsibility for Loss of, Distribution of, or Damage to Railcars....................    22
       Section 2.08.       Denial or Refusal of Insurance........................................................    23
       Section 2.09.       Conflicts of Interest.................................................................    23
       Section 2.10.       Separate Corporate Existence Covenants................................................    23

ARTICLE III                ACCOUNTINGS, STATEMENTS AND REPORTS...................................................    24
       Section 3.01.       Monthly Manager Report................................................................    24
       Section 3.02.       Financial Statements; Certification as to Compliance; Notice of Default...............    24
       Section 3.03.       Annual Accountants' Reports...........................................................    25
       Section 3.04.       Delivery of Accountings, Statements and Reports.......................................    26
       Section 3.05.       Annual Security Interest Opinion......................................................    26

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES........................................................    27
       Section 4.01.       Initial Manager Representations and Warranties........................................    27
       Section 4.02.       Company Representations and Warranties................................................    30
       Section 4.03.       Initial Manager Representations and Warranties with Respect to the Collateral.........    31
       Section 4.04.       Purchase or Substitution Required upon Breach of Certain
                               Representations and Warranties....................................................    37

ARTICLE V                  INITIAL MANAGER COVENANTS.............................................................    38
       Section 5.01.       Corporate Existence; Status as Manager; Merger........................................    38
       Section 5.02.       The Manager Not to Resign; No Assignment..............................................    39
       Section 5.03.       Car Mark Agreement, GNRR Agreement and Railcar Storage Agreement......................    40

       Section 5.04.       Manager Indemnification...............................................................    40
       Section 5.05.       Expense Reimbursement.................................................................    41
       Section 5.06.       Agreements with respect to the Car Mark Agreement and the Railcar Storage Agreement...    41

ARTICLE VI                 MANAGER TERMINATION...................................................................    41
       Section 6.01.       Manager Events of Termination.........................................................    41
       Section 6.02.       Backup Manager to Act; Appointment of Successor.......................................    44
       Section 6.03.       Notification to Holders...............................................................    45
       Section 6.04.       Waiver of Breaches and Defaults.......................................................    45
       Section 6.05.       Effects of Termination of Manager.....................................................    45
       Section 6.06.       Rights Cumulative.....................................................................    47

ARTICLE VII                THE BACKUP MANAGER....................................................................    47
       Section 7.01.       Representations of Backup Manager.....................................................    47
       Section 7.02.       Merger or Consolidation of, or Assumption of the Obligations of, Backup Manager.......    48
       Section 7.03.       Backup Manager Resignation............................................................    48
       Section 7.04.       Duties and Responsibilities...........................................................    48
       Section 7.05.       Backup Manager Compensation...........................................................    49

ARTICLE VIII               MISCELLANEOUS PROVISIONS..............................................................    49
       Section 8.01.       Termination of Agreement..............................................................    49
       Section 8.02.       Amendments............................................................................    49
       Section 8.03.       Governing Law.........................................................................    50
       Section 8.04.       Notices...............................................................................    50
       Section 8.05.       Severability of Provisions............................................................    50
       Section 8.06.       Inspection and Examination Rights.....................................................    51
       Section 8.07.       Binding Effect........................................................................    51
       Section 8.08.       Article Headings......................................................................    51
       Section 8.09.       Legal Holidays........................................................................    52
       Section 8.10.       Assignment for Security for the Notes.................................................    52
       Section 8.11.       Third-Party Beneficiaries.............................................................    52
       Section 8.12.       No Bankruptcy Petition................................................................    52

SCHEDULE I         Manager Employee Benefits
SCHEDULE II        Permitted Adjustments
SCHEDULE III       Lease Delivery Exceptions

EXHIBIT A          Form of Monthly Manager Report
EXHIBIT B          Forms of Leases

         MANAGEMENT AGREEMENT, dated as of February 12, 2004 (this "Agreement"), by and among NARCAT LLC ("NARCAT"), a Delaware limited liability company, CARCAT ULC ("CARCAT"), a Nova Scotia unlimited liability company, and NARCAT MEXICO, S. DE R.L. DE C.V. ("NARCAT Mexico"), a Mexican limited liability company with variable capital, (each, a "Company" and collectively, the "Companies"), THE ANDERSONS, INC. ("The Andersons"), an Ohio corporation, as the manager (the "Manager"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), a national banking association, as the indenture trustee (the "Indenture Trustee") and as the backup manager (the "Backup Manager").

                             PRELIMINARY STATEMENT

         The Companies are entering into an Indenture, dated as of February 12, 2004 (as amended or supplemented from time to time, the "Indenture"), among the Companies and the Indenture Trustee, pursuant to which the Companies will issue, jointly and severally, $29,000,000 aggregate principal amount of their 2.79% Class A-1 Railcar Notes due 2019, $21,000,000 aggregate principal amount of their 4.57% Class A-2 Railcar Notes due 2019, $31,400,000 of their 5.13% Class A-3 Railcar Notes due 2019 and $5,000,000 aggregate principal amount of their 14.00% Class B Railcar Notes due 2019 (collectively, the "Notes"). The obligations of the Companies under the Notes and the Indenture will be secured by the Railcars, Leases and the other Railcar Assets (as such capitalized terms are defined herein).

         NARCAT is entering into a Sale Agreement, dated as of February 12, 2004 (the "NARCAT Sale Agreement"), with Cap Acquire, LLC (the "NARCAT Seller") providing for, among other things, the sale by the NARCAT Seller to NARCAT of certain Railcars, Leases and the other Railcar Assets which NARCAT is and will be pledging to the Indenture Trustee, and in which NARCAT is granting to the Indenture Trustee a security interest.

         CARCAT is entering into a Sale Agreement, dated as of February 12, 2004 (the "CARCAT Sale Agreement"), with Cap Acquire Canada ULC (the "CARCAT Seller") providing for, among other things, the sale by the CARCAT Seller of certain Railcars, Leases and other Railcar Assets which CARCAT is and will be pledging to the Indenture Trustee, and in which CARCAT is granting to the Indenture Trustee a security interest.

         NARCAT Mexico is entering into a Sale Agreement, dated as of February 12, 2004 (the "NARCAT Mexico Sale Agreement" and, together with the NARCAT Sale Agreement and the CARCAT Sale Agreement, the "Sale Agreements"), with Cap Acquire Mexico, S. de R.L. de C.V. (the "NARCAT Mexico Seller" and, together with the NARCAT Seller and the CARCAT Seller, the "Sellers") providing for, among other things, the sale by the NARCAT Mexico Seller of certain Railcars, Leases and other Railcar Assets which NARCAT Mexico is and will be pledging to the Indenture Trustee, and in which NARCAT Mexico is granting to the Indenture Trustee a security interest.

         It is a condition precedent to the issuance of the Notes under the Indenture that, on or prior to the Closing Date (as defined in the Indenture), the Companies enter into this Agreement with the Manager and the Backup Manager to provide for the management of the Railcars. In order to further secure each Company's obligations under the Indenture and the Notes, each Company is granting to the Indenture Trustee a security interest in, among other things, such Company's rights derived under this Agreement, and the Manager agrees that all covenants and agreements made by the Manager herein with respect to the Railcars, Leases and the other Railcar Assets shall also be for the benefit and security of the Class A Note Insurer (as defined herein), the Indenture Trustee and all Holders of the Notes. For its services hereunder, the Manager will receive the Manager Fee and the Supplemental Manager Fee as set forth in Section 2.05.

         On the date hereof, the Companies, Wells Fargo, as the Indenture Trustee and as the backup servicer, and The Andersons (the "Servicer") are entering into a servicing agreement (the "Servicing Agreement") for the purpose of engaging the Servicer to receive and apply, as required under the Indenture, all collections received with respect to the Railcars and Leases and to perform Lessee monitoring, collection and enforcement activities, to perform record keeping and to prepare servicer reports, among other things, all as described in the Servicing Agreement.

         The Manager is engaged in the business of owning, leasing, managing and servicing railcars for itself and for others, and each Company desires to retain the Manager, on the terms and conditions set forth in this Agreement, to perform operating, maintenance, insurance and remarketing services on behalf of each Company in respect of the Railcars and Leases of each such Company.

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.01. Defined Terms. Subject to Section 1.02, except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms:

         "AAR" shall have the meaning set forth in the Indenture.

         "Action" shall mean any action, claim, suit, litigation, arbitration or governmental investigation.

         "Advance Rate" shall mean 90% of the Stated Value of any Railcar.

         "Affiliate" shall have the meaning set forth in the Indenture.

         "Agreement" shall mean this Management Agreement as amended, restated or supplemented from time to time as permitted hereby.

         "Anderson Family" shall mean any of (i) any child or descendant of Harold Anderson, the founder of The Andersons, Inc., (ii) any spouse or former spouse of any individual described in the preceding clause (i), and (iii) any trust, the beneficiaries of which are any one or more of the individuals described in the preceding clauses (i) or (ii). For purposes of this definition, an adopted child shall be considered a lineal descendant.

         "APA Seller Documents" shall mean the Asset Purchase Agreement, the Car Mark Agreement, the GNRR Agreement, the Railcar Storage Agreement and all other agreements, instruments and/or documents executed by any Railcar Entity in favor of a Seller or a Company.

         "Asset Purchase Agreement" shall have the meaning set forth in the Indenture.

         "Authorized Officer" shall have the meaning set forth in the Indenture.

         "Backup Manager" shall have the meaning set forth in the preamble to this Agreement.

         "Backup Manager Fee" shall mean the fees of the Backup Manager set forth in that certain fee letter, dated February 12, 2004, and acknowledged on February 12, 2004 by the Companies.

         "Board of Directors" shall mean the Board of Directors of the Manager or any duly authorized committee of such Board.

         "Business Day" shall have the meaning set forth in the Indenture.

         "Canadian Registry" shall mean the Office of the Registrar General of Canada, which maintains the database pursuant to Section 105 of the Canada Transportation Act.

         "Car Mark Agreement" shall have the meaning set forth in the Indenture.

         "CARCAT" shall have the meaning set forth in the preamble to this Agreement.

         "CARCAT Collection Account" shall have the meaning set forth in the Indenture.

         "CARCAT OER Subaccount" shall have the meaning set forth in the Indenture.

         "CARCAT Sale Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "CARCAT Seller" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Change of Control" shall mean (a) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the

Manager; provided, however, that any Person which shall be a member of the Anderson Family shall be excluded from determinations made under this clause
(a); or (b) a majority of the seats (other than vacant seats) on the Board of Directors of the Manager shall at any time be occupied by persons who were neither (i) nominated by the Board of Directors of the Manager, nor (ii) appointed by directors so nominated.

         "Class A Note Insurer" shall mean MBIA Insurance Corporation, a stock insurance company incorporated under the laws of the State of New York, or its successors in interest.

         "Class A Note Insurer Default" shall have the meaning set forth in the Indenture.

         "Closing Date" shall have the meaning set forth in the Indenture.

         "Collateral" shall have the meaning set forth in the Indenture.

         "Collection Accounts" shall have the meaning set forth in the Indenture.

         "Collection Period" shall have the meaning set forth in the Indenture.

         "Collections" shall have the meaning set forth in the Indenture.

         "Company" or "Companies" shall have the meaning set forth in the preamble to this Agreement.

         "Concentration Limits" shall have the meaning set forth in the Indenture.

         "Continued Errors" shall have the meaning set forth in Section 6.05(d).

         "Controlling Party" shall have the meaning set forth in the Indenture.

         "Determination Date" shall have the meaning set forth in the Indenture.

         "DOT" shall mean the United States Department of Transportation.

         "Eligible Railcar" shall have the meaning set forth in the Indenture.

         "Environmental Law" shall have the meaning set forth in the Indenture.

         "Errors" shall have the meaning set forth in Section 6.05(d).

         "Event of Default" shall have the meaning set forth in the Indenture.

         "Event of Loss" shall have the meaning set forth in the Indenture.

         "FRA" shall mean the Federal Railroad Administration.

         "Full Service Lease" shall have the meaning set forth in the Indenture.

         "GAAP" shall have the meaning set forth in the Indenture.

         "GNRR Agreement" shall have the meaning set forth in the Indenture.

         "Governmental Authority" shall have the meaning set forth in the Indenture.

         "Hazardous Commodities" shall have the meaning set forth in the Indenture.

         "Holder" or "Holders" shall have the meaning set forth in the Indenture.

         "Indemnified Parties" shall have the meaning set forth in Section 5.04.

         "Indenture" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Indenture Trustee" shall have the meaning set forth in the preamble to this Agreement.

         "Initial Manager" shall mean The Andersons and any of its Affiliates.

         "Insurance Policy" shall have the meaning set forth in the Indenture.

         "Insurance Proceeds" shall have the meaning set forth in the Indenture.

         "Insurers" shall have the meaning set forth in the Indenture.

         "Interchange Rules" shall have the meaning set forth in the Sale Agreements.

         "Knowledge of the Manager" shall mean the actual knowledge, after due inquiry, of the officers of the Manager or any Affiliate of the Manager responsible for matters relating to the Manager's performance of its obligations hereunder.

         "Law" shall have the meaning set forth in the Indenture.

         "Lease" shall have the meaning set forth in the Indenture.

         "Lease File" and "Lease Files" shall have the meanings set forth in the Servicing Agreement.

         "Lease and Railcar Schedule" shall have the meaning set forth in the Indenture.

         "Lessee" shall have the meaning set forth in the Indenture.

         "Lessor" shall mean the lessor under each related Lease, or a successor or assignee of such lessor.

         "Liens" shall have the meaning set forth in the Indenture.

         "Lockbox Account" shall have the meaning set forth in the Servicing Agreement.

         "Lockbox Agreements" shall have the meaning set forth in the Servicing Agreement.

         "Lockbox Bank" shall have the meaning set forth in the Servicing Agreement.

         "Maintenance Expense Reimbursement Request" shall have the meaning set forth in Section 2.06(b).

         "Majority Holders" shall have the meaning set forth in the Indenture.

         "Manager" shall have the meaning set forth in the preamble to this Agreement, or any Successor Manager appointed pursuant to Section 6.01.

         "Manager Events of Termination" shall mean each of the occurrences or circumstances enumerated in Section 6.01.

         "Manager Fee" shall mean a monthly fee equal to $25.00 per Railcar per month (whether or not such Railcar is then subject to a Lease); provided, however, that the Manager Fee, at the direction of the Controlling Party, may be increased to up to $37.50 per Railcar (whether or not such Railcar is then subject to a Lease) per month in the event that any Person other than the Initial Manager shall be the Manager.

         "Manager Standard" shall have the meaning set forth in Section 2.01(b).

         "Manager Termination Notice" shall have the meaning set forth in
Section 6.01(b).

         "Material Adverse Effect" shall have the meaning set forth in the Indenture.

         "Modified Lease" shall mean any Lease in which the Lessee is responsible for repairs to specific items such as gates, hatch covers, doors, or other items specified in the Lease, and the Lessor is responsible for all other maintenance.

         "Monthly Manager Report" shall have the meaning set forth in Section 3.01.

         "NARCAT" shall have the meaning set forth in the preamble to this Agreement.

         "NARCAT Collection Account" shall have the meaning set forth in the Indenture.

         "NARCAT Mexico" shall have the meaning set forth in the preamble to this Agreement.

         "NARCAT Mexico Sale Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "NARCAT Mexico Seller" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "NARCAT OER Subaccount" shall have the meaning set forth in the Indenture.

         "NARCAT Sale Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "NARCAT Seller" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Note Principal Balance" shall have the meaning set forth in the Indenture.

         "Note Register" shall have the meaning set forth in the Indenture.

         "Notes" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Manager.

         "Operating Expense Reserve Account" shall have the meaning set forth in the Indenture.

         "Operating Expense Reserve Subaccounts" shall mean, collectively, the CARCAT OER Subaccount and the NARCAT OER Subaccount.

         "Operating Expenses" shall have the meaning set forth in Section
2.06(a).

         "Opinion of Counsel" shall mean a written opinion of counsel who, unless otherwise specified, may be in-house counsel employed full time by the Person (or an affiliate of such Person) required to deliver the opinion.

         "Optional Modification" shall have the meaning set forth in Section 2.04(b).

         "Outstanding" shall have the meaning set forth in the Indenture.

         "Payment Date" shall have the meaning set forth in the Indenture.

         "Permitted Adjustments" shall mean any of the adjustments described on
Schedule II hereto.

         "Permitted Liens" shall have the meaning set forth in the Indenture.

         "Person" shall have the meaning set forth in the Indenture.

         "PPSA" shall mean the Personal Property Security Act (Nova Scotia).

         "Predecessor Manager Work Product" shall have the meaning set forth in
Section 6.05(d).

         "Prefunded Existing Lease" shall have the meaning set forth in the Indenture.

         "Prefunded Lease and Railcar Schedule" shall have the meaning set forth in the NARCAT Sale Agreement.

         "Prefunded Railcar" shall have the meaning set forth in the Indenture.

         "Prefunded Railcar Acquisition Date" shall have the meaning set forth in the Indenture.

         "Prime Rate" shall have the meaning set forth in the Indenture.

         "Purchase" shall mean a purchase by the Manager of a Railcar and any related Lease and other related Railcar Assets pursuant to Section 4.04.

         "Purchase Price" shall have the meaning set forth in Section 4.04(c).

         "Railcar" or "Railcars" shall have the meaning set forth in the Indenture.

         "Railcar Assets" shall have the meaning set forth in the Indenture.

         "Railcar Entities" shall have the meaning set forth in the Indenture.

         "Railcar Storage Agreement" shall mean that certain Railcar Storage Agreement, dated as of February 12, 2004, by and between Progress Rail Services Corporation, Cap Acquire, LLC, Cap Acquire Canada ULC and Cap Acquire Mexico, S. de R.L. de C.V. as the same may be amended, restated, supplemented or otherwise modified from time in accordance with its terms.

         "Railroad Mileage Credits" shall have the meaning set forth in the Indenture.

         "Rapid Amortization Event" shall have the meaning set forth in the Indenture.

         "Rating Agencies" shall have the meaning set forth in the Indenture.

         "Rating Agency Condition" shall have the meaning set forth in the Indenture.

         "Relevant Company" shall have the meaning set forth in the Servicing Agreement.

         "Relevant Sale Agreement" shall mean (i) with respect to CARCAT, the CARCAT Sale Agreement, (ii) with respect to NARCAT Mexico, the NARCAT Mexico Sale Agreement and (iii) with respect to NARCAT, the NARCAT Sale Agreement.

         "Reported Companies" shall mean The Andersons, if the Manager is The Andersons, or for any Successor Manager appointed pursuant to this Agreement, such Successor Manager and its parent and its Affiliates on a consolidated basis.

         "Reported Companies' Financial Statements" shall mean the Reported Companies' audited, consolidated financial statements (including consolidated balance sheets, statements of earnings, retained earnings and cash flows) including all notes to the audited financial statements and auditors opinion regarding the audited financial statements, all prepared in accordance with generally accepted accounting principles.

         "Required Modification" shall have the meaning set forth in Section 2.04(a).

         "Sale Agreements" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Scrapped Railcar" shall have the meaning set forth in the Indenture.

         "Secured Parties" shall have the meaning set forth in the Indenture.

         "Sellers" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Separate Person" shall have the meaning set forth in Section 2.10.

         "Servicer" shall have the meaning set forth in the preamble to the Servicing Agreement, or any Successor Servicer appointed pursuant to Section
6.01 of the Servicing Agreement.

         "Servicing Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

         "Servicer Event of Termination" shall have the meaning set forth in the Servicing Agreement.

         "Solvent" shall have the meaning set forth in the Indenture.

         "Stated Value" shall have the meaning set forth in the Indenture.

         "STB" shall have the meaning set forth in the Indenture.

         "Subsequent Lease" shall have the meaning set forth in the Indenture.

         "Substitute Railcar" shall mean any Railcar substituted pursuant to
Section 4.04 which (i) is an Eligible Railcar, (ii) has a Stated Value not less than the Stated Value of the Railcar for which it is substituted and (iii) is of a similar type, and has a similar term of service, to the Railcar for which it is substituted.

         "Successor Manager" shall have the meaning set forth in Section
6.01(b).

         "Supplemental Manager Fee" shall mean a monthly fee equal to $37.50 per Railcar minus the then-applicable Manager Fee per Railcar per month (whether or not such Railcar is then subject to a lease).

         "Tangible Net Worth" shall mean with respect to any Person as of any particular date, (a) consolidated net worth, (b) minus the consolidated book value of intangible assets, (c) plus the consolidated book amount of long term deferred income. Additionally, "Tangible Net Worth" shall not include any assets or liabilities related to The Andersons' investments in special purpose entities established to facilitate the acquisition of certain rail assets from Progress Rail Services, Railcar Ltd., or any of their Affiliates.

         "The Andersons" shall have the meaning set forth in the preamble to this Agreement.

         "TOP CAT" shall have the meaning set forth in the Servicing Agreement.

         "Transaction Documents" shall have the meaning set forth in the Indenture.

         "Trustee Fee" shall have the meaning set forth in the Indenture.

         "UCC" shall mean Article 9 of the Uniform Commercial Code as in effect in an applicable jurisdiction within the United States.

         "UMLER" shall have the meaning set forth in the Indenture.

         Section 1.02. Terms Defined in the Indenture, Sale Agreements or Servicing Agreement. For the purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture or, if not defined therein, in the Sale Agreements or the Servicing Agreement, as applicable.

                                   ARTICLE II

                             MANAGEMENT OF RAILCARS

         Section 2.01. The Manager to Act as Manager; Standard of Care; Covenants Concerning Railcars and Leases. (a) Each Company hereby retains The Andersons as Manager hereunder, as an independent contractor for the purpose of undertaking and performing the services described in this Agreement, and The Andersons hereby agrees to act as Manager on the terms and conditions set forth herein.

         (b) All of the functions, services, duties and obligations of the Manager under this Agreement shall be performed by the Manager at a level of care and diligence consistent with customary commercial practices as would be used by a prudent Person in the railcar leasing and management industry and the level of care and diligence utilized by the Manager in its business and in the management of the Manager's own fleet of railcars, if any, in order for each Company to be able to perform its obligations under the Leases and the other applicable Transaction Documents (the "Manager Standard"). The Manager agrees that management of the Railcars shall be carried out in accordance with the Manager Standard.

         (c) The Manager shall not be required to threaten or commence any legal or other proceedings before any court or Governmental Authority or nongovernmental organization in connection with its performance or actions hereunder if, in the Manager's reasonable judgment consistent with the Manager Standard, the potential expense or risk associated with such exercise or action is such that the Manager would not undertake such exercise or action with respect to other railcars owned, leased or managed by the Manager.

         (d) The Manager shall not create or permit to exist any Lien on any Railcar, Lease or other Railcar Asset other than a Permitted Lien.

         (e) The Manager shall, in connection with the performance of the services provided for herein, comply in all material respects with all Laws applicable to the Manager, any Company, the Railcars, the Leases and the other Railcar Assets.

         (f) The duties and obligations of the Manager will be limited to those expressly set forth in this Agreement, and the Manager will not have any fiduciary or other implied duties or obligations, except as provided herein.

         (g) The Manager shall not take any action, without the consent of the Indenture Trustee (acting at the direction of the Controlling Party), which would release any Person from any of its covenants or obligations under any of the Leases or under any other instrument included in the Collateral, which action or release would materially and adversely affect the interests of the Class A Note Insurer, the Holders or the Indenture Trustee in any such Lease or which would result in the amendment, hypothecation, subordination, termination, set off or discharge of, or impair the validity or effectiveness of, any of the Leases or any such instrument, except as expressly provided herein and therein.

         (h) The parties hereto acknowledge that each Company shall retain title to, and ownership and exclusive control of, its Collateral (subject to the Lien of the Indenture). Except as expressly permitted hereunder, the Manager will not acquire any title to, security interest in, or other rights of any kind in or to the Railcars, the Leases or any other Railcar Assets. The Manager agrees not to file any Lien, exercise any right of setoff against, or attach or assert any claim in, any of the Railcars, the Leases or any other Railcar Assets, unless authorized pursuant to a judicial or administrative proceeding or a court order or on behalf of any Company or the Indenture Trustee in accordance with this Agreement or the Indenture.

         (i) The Manager shall maintain, at its own expense, an insurance policy, with coverage appropriate and customary in the industry with responsible companies on all officers or employees of the Manager, or other persons authorized by the Manager to act in any capacity with regard to the Railcar Assets to handle funds, money, documents and papers relating to the Railcar Assets. Any such insurance policy shall protect and insure the Manager against losses, including forgery, theft, embezzlement, and fraudulent acts of such persons and shall be maintained in a form and amount that would meet the requirements of a prudent institutional Manager. The requirement to maintain such insurance policy shall not diminish or relieve the Manager from its duties and obligations as set forth in this Agreement. Any such insurance policy shall not be cancelled or modified in a materially adverse manner without ten days' prior written notice to the Indenture Trustee and the Class A Note Insurer. The Manager shall promptly, but in any event within five Business Days after receipt, notify the Indenture Trustee and the Class A Note Insurer upon receipt from the surety of any termination or cancellation notice or any other notice of a material change to the terms of such insurance policy.

         (j) The Manager shall use its best efforts to ensure that new non-renewal Leases will conform to one of the form leases attached as Exhibit B, except for such modifications or deviations which will not have a material adverse effect on the Holders or the Class A Note Insurer, unless otherwise approved by the Controlling Party.

         (k) The Successor Manager may perform any duties hereunder either directly or through agents or attorneys, and the Successor Manager shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed by it with due care hereunder.

         (l) The Manager shall not directly perform services in Canada nor hire non-Canadian residents to perform services in Canada. The Manager, as an agent for CARCAT, shall engage Canadian residents to perform services in Canada for CARCAT.

         (m) The Backup Manager may, both before and after the time, if any, that it is acting as Successor Manager, share information regarding the Railcars, Leases and other Railcar Assets with its agents and attorneys; provided, however, that unless a Manager Event of Termination has occurred and is continuing or the Class A Note Insurer directs otherwise, the Backup Manager shall ensure that such shared information has been redacted to remove all information that, if disclosed, would create a competitive disadvantage for The Andersons (including but not limited to the names of Lessees).

         (n) Notwithstanding the proviso appearing in the definition of the term "Concentration Limits", the Manager shall in its leasing efforts use reasonable efforts, in compliance with the Manager Standard, to maintain compliance by the portfolio of Railcars and associated Leases with the Concentration Limits (such as, all other factors being equal, giving precedence to a Subsequent Lease that would maintain compliance with the Concentration Limits over a Subsequent Lease that would not maintain compliance with the Concentration Limits).

         Section 2.02. Authority of Manager; Delegation of Management. (a) Until the termination of this Agreement in accordance with Section 8.01, the Manager, on behalf of each Company, shall have full authority and power to manage the Railcars and the Leases in all respects, including, but not limited to, the following authority and powers, in accordance with the Manager Standard:

                  (i) To contract for the maintenance, storage and release of the Railcars and to authorize any repairs or maintenance service which, in the exercise of the Manager's business judgment, are necessary or appropriate.

                  (ii) To enter into Subsequent Leases in the name of the Relevant Company.

                  (iii) To settle any claim pertaining to the Railcars or the deployment or use thereof.

                  (iv) To do any and all other things necessary or appropriate to fulfill the duties set forth in Section 2.03 below.

         (b) Notwithstanding the foregoing, the authority granted to the Manager under this Section 2.02 shall not cover any matters (i) which the Relevant Company, as owner of the Railcars in question, shall not be entitled to perform under the Indenture or any other agreement to which any such Company shall be bound, or (ii) as to which the Servicer shall have been granted authority under the Servicing Agreement.

         (c) The Manager may enter into management agreements with one or more submanagers, with prior written notice to the Class A Note Insurer, each Company, the Backup Manager and the Indenture Trustee, to perform all or a portion of the management functions on behalf of the Manager; provided, however, that the Manager will remain obligated and be liable to the Class A Note Insurer, the Indenture Trustee, the Backup Manager and each Company for managing the Railcars in accordance with the provisions of this Agreement, without diminution of such obligation and liability by virtue of the appointment of such submanager, to the same extent and under the same terms and conditions as if the Manager alone were managing the Railcars. The fees and expenses of the submanager (if any) will be as agreed between the Manager and its submanager and shall be the liability of the Manager exclusively, and none of the Class A Note Insurer, the Indenture Trustee, the Backup Manager, any Company or any Holder will have any responsibility therefor; provided, however, to the extent agreed to between the Manager and submanager, expenses of the submanager may be reimbursed by the Manager and treated for all purposes hereof as expenses incurred by the Manager (which, subject to the terms of the Indenture and the limitations contained in Section 2.06(b), be reimbursable from the Operating Expense Reserve Subaccounts or, to the extent that funds in the relevant Operating Expense Reserve Subaccount are insufficient, the Collection Accounts, if and to the extent provided herein and in the Indenture). All actions of a submanager taken pursuant to such a submanager agreement will be taken as an agent of the Manager with the same force and effect as though performed by the Manager. For the avoidance of doubt, any maintenance shop which routinely services or repairs railroad rolling stock, including any of the Railcars, or does running repairs shall not, solely based upon such custom (and not a written agreement), be deemed a submanager.

         Section 2.03. Duties of Manager. In consideration of the compensation to be paid to the Manager pursuant to Section 2.05, and, if applicable, Section 6.02(a), and subject to the provisions of Section 2.02 above, the Manager shall provide and perform the services on behalf of each Company set forth below until this Agreement is terminated in accordance with Section 8.01:

                  (a) To contract for the maintenance, storage and release of the Railcars and to authorize any repairs or maintenance service which, in the exercise of the Manager's business judgment, are necessary or appropriate.

                  (b) For any Railcar not subject to a Lease, to take possession of such Railcar, as agent for the Relevant Company, for the purpose of managing and operating such Railcar as herein provided, subject to the Lien of the Indenture.

                  (c) To exercise the authority granted in Section 2.02 above and to use its best efforts in accordance with the Manager Standard to keep the Railcars under lease for the term of this Agreement, subject to the following conditions:

                           (i)      the Manager shall only enter into a
                  Subsequent Lease if each of the representations and warranties set forth in Section 4.03 with respect to such Subsequent Lease are true and correct as of the date of the origination of such Subsequent Lease and the Concentration Limits are satisfied;

                           (ii) the Manager (A) shall have delivered to the Backup Manager, the Indenture Trustee and the Class A Note Insurer an updated Lease and Railcar Schedule reflecting the addition of such Subsequent Lease and (B) shall maintain a complete and current copy of such Lease and Railcar Schedule in its records for inspection in accordance with the terms hereof; and

                           (iii) the Manager shall have delivered any items to be included in the Lease File in respect of such Subsequent Lease to the Servicer to be held on behalf of the Indenture Trustee (except that any originals of the Lease not in the possession of the Lessee under such Lease shall be delivered to the Indenture Trustee).

                  (d) To enter into or accept assignment of, on behalf of each Company, lease agreements providing for the lease of the Railcars to railroads, shippers or other financially responsible parties for that purpose on terms and conditions which are customary in its own practice in the industry (including, without limitation, exercising its right to cause a railroad to put the Railcars on such railroad's line bearing such railroad's reporting marks, if such arrangement appears, in the Manager's business judgment, to be either the most effective method of remarketing the Railcars or the most effective short-term use of the Railcars pending long-term remarketing), taking such steps as may be required to ensure that all obligations and duties arising under such agreements are performed or complied with in an orderly and timely fashion and causing all original copies of the Leases constituting chattel paper not in the possession of the Lessee under such Lease to be delivered to the Indenture Trustee.

                  (e) Cause to be taken all steps which may be necessary to have the Railcars registered and accepted by all hauling carriers under the AAR as required by the terms of any Lease or otherwise.

                  (f) Maintain, or to enforce the Lessees' obligations to maintain, the Railcars in good condition equal to or greater than the highest of (i) any standard required or set forth for the Railcars or railcars of a similar class by the AAR, STB, or DOT or any equivalent authority in Canada or Mexico, (ii) any standard set by a Lessee, whether by terms of a Lease or by other understanding or agreement between such Lessee and the Manager, on behalf of each Company, (iii) any standard set by any Insurance Policy under which the Railcars shall from time to time be insured, (iv) in good working order and in accordance with the Interchange Rules, (v) any standard recommended by the manufacturer, and (vi) the standards used by the Manager in respect of railcars owned, leased or managed by the Manager and its Affiliates similar in type to the Railcars.

                  (g) Place and maintain, or enforce the Lessees' obligations to maintain, such insurance with respect to the Railcars as shall be necessary to comply with the provisions of Section 11.14 of the Indenture. During the month of February in each year, beginning February, 2005, the Manager shall deliver to each Company, the Class A
         Note Insurer, the Backup Manager and the Indenture Trustee an Officer's Certificate confirming the renewal of all Insurance Policies.

                  (h) Within 10 days after the Closing Date with respect to the initial Collateral and as necessary from time to time thereafter with respect to any Railcars, Leases (except for Leases which have terms of less than one year, including, but not limited to, month-to-month Leases) and the other Railcar Assets located in the United States or Canada which shall become part of the Collateral, the Manager shall make, at the expense of either NARCAT or CARCAT, as applicable, such filings, deposits, registers or recordations, in the manner required by and in accordance with applicable law, necessary to perfect and protect the Lien of the Indenture, including filings with the STB pursuant to 49 U.S.C. 11301(a) (and in conformity with 49 C.F.R. 1177) and with the Canadian Registry and the filing of UCC and PPSA financing statements in all applicable filing offices. From time to time thereafter, the Manager shall take or cause to be taken such actions and execute such documents as are necessary to perfect and, at the expense of each Company, preserve and protect each Company's, the Indenture Trustee's, and the Holders' interests, as such interests may appear, in the Collateral against all other Persons, including the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the foregoing, neither the Manager, any Company or any other person is required to take any actions described in this paragraph with respect to any Railcars, Leases or other Railcar Assets to the extent that such action involves the making of any filings, deposits, registrations or recordations in Mexico.

                  (i) Maintain books and records reflecting transactions arising from the operation of the Railcars, including records relating to maintenance, repair and service contracts and all authorized expenses relating thereto. Such books and records shall be available to each Company, the Backup Manager, the Class A Note Insurer and the Indenture Trustee upon any Company's, the Backup Manager's, the Class A Note Insurer's or the Indenture Trustee's reasonable prior request for examination during the normal business hours of the Manager.

                  (j) Monitor movement of the Railcars, including (i) keeping records pertaining to the movement of the Railcars, Railcar Mileage Credits and other compensation earned and received with respect to such Railcars as well as charges from railroads as a result of mileage adjustments; (ii) subject to all rules and tariffs of the railroad, crediting such Railcar Mileage Credits and other compensation as provided for in the related Lease; and (iii) such other matters as may be reasonably related thereto.

                  (k) Place reporting marks or such other marks, legends, or placards on the Railcars as shall be appropriate or necessary to comply with any regulation imposed by the STB, the AAR or any equivalent authority, or as shall be required under the Indenture. Immediately following the Closing Date, except with respect to the reporting marks which are the subject of the Car Mark Agreement, the Manager covenants to take all or cause its Affiliates to take all necessary action to change the UMLER designation associated with the reporting marks relating to the Railcars so as to reflect such Company's ownership of said marks immediately following the Closing Date. The Manager will cause each Railcar owned by any Company to be kept numbered with the road number serial number as shall be set forth on the Lease and Railcar Schedule. Except as otherwise contemplated in the Car Mark Agreement, the Manager shall not allow the name of any other Person, other than the related Company, to be placed on any Railcar as a designation that might be identified as a claim of any interest therein; provided, however, that nothing herein contained shall prohibit the Manager or any Company or its permitted lessees from placing its name, trademarks, initials, customary colors and other insignia on any Railcar or from naming any Railcar. The Manager shall not change the identification number of any Railcar unless and until a statement of a new number or numbers to be substituted therefor shall have been delivered to the Indenture Trustee and the Class A Note Insurer and filed, recorded and deposited by the Manager in all appropriate public offices, including the public offices where the Indenture shall have been filed, recorded and deposited.

                  (l) Furnish factual information reasonably requested by any Company in connection with any federal, state, or local tax returns.

                  (m) Prepare or cause to be prepared the necessary returns or other filings for all personal property taxes and other taxes, charges, assessments, or levies imposed upon or against the Railcars or any Company of whatever kind or nature and, where it deems appropriate (or as otherwise directed by any Company), protest the application of such taxes or the rate or amount of assessment thereunder. The Manager shall pay, or enforce the Lessees' obligations to pay, such taxes on behalf of each Company. In the Manager's discretion (or as otherwise directed by any Company), the Manager shall contest or defend against any taxes imposed upon or against the Railcars and seek revision or appeal from any such taxes deemed improper, all such actions to be in the name of the Relevant Company or the Manager on behalf of the Relevant Company. Notwithstanding the foregoing, the consent of the Controlling Party shall be required prior to any protest, contest, defense or appeal in respect of any taxes, rate or amount hereinabove referred to in the event that the aggregate liability at issue at any one time shall exceed $100,000.

                  (n) If any Railcar suffers an Event of Loss, the Manager shall, promptly after learning of such Event of Loss, (i) investigate the facts and circumstances giving rise to such Event of Loss and provide such notices and Officer's Certificates with respect thereto on behalf of the Relevant Company as may be required under the applicable Lease, (ii) collect or arrange for appropriate payment of compensation from the relevant railroad, Lessee, third party or other source, or combination thereof, and take such other steps, including field inspection and investigation, as deemed appropriate by the Manager, and
         (iii) take all steps and actions, including the hiring of attorneys and consultants, required with respect to such Event of Loss under the applicable Lease. Following such investigation and consideration of such other facts and circumstances as the Manager feels are necessary or appropriate, the Manager shall terminate such Lease (as to such Railcar) and arrange for deposit of the related Lessee's payments, railroad payments or insurance proceeds into the Collection Account. With respect to any Railcar suffering an Event of Loss, the Manager is hereby granted full power and authority, subject to the terms and conditions of the Leases, to sell (or dispose as scrap) on the Relevant Company's behalf any such Railcar which has been settled for under the rules of the AAR or settled with Lessees or any Insurer and, upon direction of such Company, the Manager will effect such sale or disposition in accordance with the Manager Standard, for no additional fee or other compensation. The Manager shall transfer to the relevant Lockbox Bank, for deposit into the related Lockbox Account, any amounts the Manager receives in respect of such Event of Loss from such sources. Each Company hereby agrees to execute all necessary powers of attorney and other documents evidencing such power and authority in favor of the Manager. Anything herein to the contrary notwithstanding, in the event of damage to a Railcar to which Rule 107 of the Interchange Rules applies, the Manager shall not, without the prior written consent of the Controlling Party, (i) accept any settlement offer if the offered Settlement Value (set forth in the related "Settlement Value Statement" (as such term is used in Rule 107)) is less than the Advance Rate times the Stated Value of such Railcar nor
         (ii) reject any such settlement offer if the offered Settlement Value equals or exceeds the Advance Rate times the Stated Value of such Railcar.

                  (o) Upon the expiration of any Lease (or upon the acquisition by any Company of any Railcar not then subject to a Lease), the Manager shall, (i) until the related Railcars have been leased or re-leased in accordance with this Agreement and the Indenture, transport and store, or arrange for the transportation and storage of, such Railcars on tracks designated by the Manager (whether such tracks are owned by the Manager or otherwise), (ii) negotiate appropriate renewals thereof or remarket the related Railcars on terms and conditions which are in compliance with the terms and provisions of the Indenture, as to which each of the representations and warranties contained in Section 4.03 shall be correct and which otherwise are customary at such time and with adequate regard as to credit quality in accordance with the Manager Standard; (iii) inspect, clean (to the extent not done by the applicable Lessee) and refurbish any Railcar which is to be remarketed in a manner consistent with the Manager Standard; and (iv) take such steps as may be required to see that all obligations and duties arising under the Indenture with respect to the remarketed Railcars are performed or complied with to the extent required thereunder.

                  (p) Terminate any Lease (if permitted by, and in accordance with the terms of, such Lease) with respect to any Railcar which the Manager believes is obsolete or surplus to the Relevant Company's requirements under the terms of such Lease and provide such notices with respect thereto as may be required under such Lease to effect such a termination; if such election is made, take the necessary action on behalf of such Company to arrange for the sale of such Railcar and the termination of the Lease of such Railcar.

                  (q) Cause compliance with the Lessor's obligations, if any, under the return provisions of any Lease with respect to any Railcar which is being returned to the Relevant Company thereunder.

                  (r) Enforce, on behalf of the Relevant Company, the warranties with respect to all repairs, maintenance and modifications made with respect to the Railcars at facilities not owned by the Manager or an Affiliate of the Manager.

                  (s) In the event that any Railcar shall become economically obsolete or damaged beyond repair, sell such Railcar in compliance with the requirements of the Indenture.

                  (t) In the event that the Relevant Company (with the consent of the Controlling Party) shall so direct, sell such Railcar to such purchaser as the Relevant Company shall designate to the Manager.

                  (u) Enforce the Lessee's obligations to ensure compliance of the Railcars and Leases with applicable governing regulations and rules, including regulations and rules promulgated by AAR, DOT, STB and the FRA, including, but not limited to, maintaining the STB registration of the Leases and, in the event that any Lessee is a United States Governmental Authority, cause the Relevant Company to comply with the Assignment of Claims Act.

                  (v) Perform on behalf of each Relevant Company all maintenance obligations thereof (as Lessor) set forth in any Leases.

                  (w) Notify the Controlling Party and each Company of any breaches of warranties, misrepresentations or defaults of the Railcar Entities under the Asset Purchase Agreement or any related APA Seller Document.

                  (x) Enforce all covenants and obligations of the Railcar Entities contained in the Asset Purchase Agreement and the other APA Seller Documents on behalf of the Companies and deposit any amounts recovered into the Collection Account, and take such actions as may be reasonably requested from time to time by any Company or the Controlling Party on behalf of such Company) in connection with such enforcement, and deliver to such Company (with a copy to the Indenture Trustee and the Class A Note Insurer) all consents, approvals, directions, notices, waivers and take other actions under the Asset Purchase Agreement and the other APA Seller Documents.

                  (y) Without limiting the foregoing, to perform all obligations of each Company under the Indenture with respect to the Railcars, the Leases and the other Railcar Assets.

                  (z) Perform for each Company such other services incidental to the foregoing as may from time to time be reasonably necessary in connection with the leasing, operation and day-to-day management of the Railcars.

                  (aa) On the 15th day of each February, May, August and November (or if such day is not a Business Day, then the next Business
         Day), commencing May 17, 2004, the Manager shall deliver to the Backup Manager, the Indenture Trustee and the Class A Note Insurer (i) an Officer's Certificate identifying any changes in car marks related to a Railcar made during the three-month period ending on the last day of the immediately preceding calendar month and (ii) in the event that any such changes shall have been so made, an Opinion of Counsel (which shall be an outside counsel) in form and substance reasonably satisfactory to the Indenture Trustee and the Class A Note Insurer to the effect that all such changes have been so filed, recorded and deposited with the STB pursuant to 49 U.S.C. 11301(a) (and in conformity with 49 C.F.R. 1177) and with the Canadian Registry as to protect the Indenture Trustee's security interest (on behalf of the Secured Parties) in the Railcars located in the United States or Canada, and that no other filing, recordation, deposit or giving of notice to any Governmental Authority is necessary to protect such interests; provided, however, that in the event that, during any three-month period ending on the last day of any January or July, there shall have been made changes to car marks relating to fewer than 5% of Eligible Railcars as of such date, no such Opinion of Counsel shall be required to be so delivered on such date and any changes made to car marks during such three-month period shall be covered by the Opinion of Counsel required to be delivered hereunder on the next succeeding May 15 or November 15, as the case may be.

         Section 2.04. Required Modifications and Optional Modifications. (a) Required Modifications. In the event the AAR, DOT or any other Governmental Authority having jurisdiction over the Railcars or any other applicable Law requires as a condition of continued use or operation of any such Railcar that such Railcar be altered or modified (a "Required Modification"), the Manager agrees to make or have made such Required Modification in accordance with the applicable Lease, on behalf of the Relevant Company, in a timely manner; provided, however, that the Manager may, on behalf of any Company, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such Law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Railcar or materially adversely affect the rights or interests of the Relevant Company or the Indenture Trustee in the Railcar or subject the Relevant Company, the Class A Note Insurer or the Indenture Trustee or any Holder to criminal or material financial sanctions or relieve the Lessee of the obligation to return the Railcar in compliance with the provisions of such Lease or other related Transaction Documents (or the obligations of the Manager hereunder in respect of such return). Promptly after the Manager becomes aware of the requirement to make a Required Modification, the Manager shall notify the Relevant Company, the Backup Manager, the Class A Note Insurer and the Indenture Trustee thereof, which notice shall also set forth the time period for the making of such Required Modification and the Manager's reasonable estimate of the cost thereof. If the Manager, on a non-discriminatory basis, believes that any Required Modification to a Railcar would be economically impractical, it shall so advise the Relevant Company and, if directed by such Company, in lieu of making the Required Modifications as provided above, the Manager shall provide written notice to such Company that such Required Modification is economically impractical, and shall treat such Railcar as if an Event of Loss had occurred as of the date of such written notice with respect to such Railcar. In such event, the provisions of the related Lease and this Agreement with respect to an Event of Loss shall apply with respect to such Railcar. In reaching any decision as to whether a Required Modification is economically impractical, the Manager shall assess the cost and timing of the Required Modification, the anticipated revenues and other sources of funds which would be available to fund such costs, the requirements of the applicable Lease and such other factors as the Manager considers necessary or appropriate and shall provide a report to the Relevant Company, with copies to the Backup Manager, Class A Note Insurer and the Indenture Trustee regarding such assessment.

         (b) Optional Modifications. The Manager is authorized at any time to modify, alter or improve any Railcar in a manner which is not a Required Modification, including any Railcar not then under a Lease (an "Optional Modification"), if the Manager concludes in good faith that the proposed Optional Modification is likely to enhance the marketability of the Railcar by more than the cost of such modification (or such Optional Modification is requested by a Lessee) and that such Optional Modification meets the standards set forth in the applicable Lease, if any.

         Section 2.05. Manager Fee and Supplemental Manager Fee. As compensation to the Manager for the performance of services hereunder, the Manager will receive the Manager Fee and the Supplemental Manager Fee, which shall be paid to the Manager on each Payment Date in accordance with, and subject to the priority of payment provisions of, Section 12.02(d) or Section 6.08, as applicable, of the Indenture. In the event that a Successor Manager is appointed as Manager hereunder, the Successor Manager will be entitled to receive the Manager Fee and the Supplemental Manager Fee.

         Section 2.06. Manager Expenses. (a) In addition to the Manager Fee and the Supplemental Manager Fee, the Manager shall be entitled to reimbursement of the following out-of-pocket expenses (collectively, "Operating Expenses") incurred by the Manager, in the manner and to the extent provided for in Section 2.06(b), in connection with the satisfaction of its responsibilities under this Agreement (it being expressly understood and agreed that the Manager shall not be entitled to separate reimbursement for any salaries or benefits of employees of the Manager, overtime wages or any other "overhead" costs or expenses of the Manager):

                  (i)      repositioning charges;

                  (ii)     repair and maintenance charges;

                  (iii) fees and expenses incurred in connection with the occurrence of any Event of Loss or with enforcing Lease rights or repossessing any Railcars;

                  (iv) insurance premiums and charges with respect to the Insurance Policies;

                  (v) fees and expenses incurred in connection with calculation and payment of ad valorem taxes, and in connection with any protest, contest, defense or appeal referenced in, and permitted under,
         Section 2.03(m);

                  (vi) taxes for which the Lessor is responsible under any Lease;

                  (vii) fees and expenses incurred in connection with inspections of Railcars;

                  (viii) fees and expenses of outside counsel in connection with the management of the Railcars;

                  (ix) fees of third-party advisors, consultants and brokers relating to the re-letting of any Railcar;

                  (x)      storage and car mark charges;

                  (xi) charges incurred in connection with tracing and registering Railcars;

                  (xii)    reimbursements for prefunded or advance payments;

                  (xiii) painting and re-stenciling the car mark and number for Railcars;

                  (xiv) making any Required Modifications or Optional Modifications to any Railcar;

                  (xv) making any regulatory filings with respect to the Leases or the Railcars;

                  (xvi) ensuring the maintenance of the security interest of the Relevant Company and of the Indenture Trustee in the Leases and the Railcars;

                  (xvii) payment for uninsured losses and for bodily injury or property damage caused by any Railcars which are not covered by Insurance Policies or which exceed the amount of deductible(s) under any Insurance Policy; and

                  (xviii) all other out-of-pocket expenses properly chargeable to the management, operation, leasing or disposition of the Railcars in the manner provided herein.

         (b) The Manager is entitled to be reimbursed upon request out of the Operating Expense Reserve Account and, if necessary, out of the Collection Accounts, in accordance with the terms of the Indenture for any Operating Expenses incurred by the Manager in connection with its obligations hereunder as set forth in Section 2.06(a) above; provided, however, that any expenses to be reimbursed for services provided by an Affiliate of the Manager shall be limited to amounts that are the arm's-length, fair-market-value costs for the services provided by such Affiliate. On any Business Day, but not more frequently than once per week, the Manager may deliver to the Indenture Trustee (with a copy to the Class A Note Insurer) a report (the "Maintenance Expense Reimbursement Request"), which shall set forth the Operating Expenses then due and owing to the Manager, and the Indenture Trustee shall withdraw funds from the appropriate Operating Expense Reserve Subaccount on the following Business Day and pay such amounts to the Manager in accordance with, and subject to the limitations contained in, Section 12.02(d) or Section 6.08, as applicable, of the Indenture; provided, however, that such withdrawal shall be made out of the NARCAT OER Subaccount and the NARCAT Collection Account only to the extent that the Operating Expenses in question shall have been incurred in connection with Railcars owned by NARCAT or NARCAT Mexico, and such withdrawal shall be made out of the CARCAT OER Subaccount and the CARCAT Collection Account only to the extent that the Operating Expenses in question shall have been incurred in connection with Railcars owned by CARCAT. If Operating Expenses incurred by the Manager in any given calendar month, as set forth in the Maintenance Expense Reimbursement Requests delivered to the Indenture Trustee during such month, exceed the funds available for such payment in the Operating Expense Reserve Subaccounts, the Manager shall be entitled to collect such shortfall in accordance with the priorities set forth in Section 12.02(d) or Section 6.08, as applicable, of the Indenture on the next Payment Date; provided, however, that the Backup Manager, in its role as Manager, shall have no obligation to incur any out-of-pocket expenses over and above (i) the sum of $50,000 during any Collection Period plus (ii) the amounts on deposit in the Operating Expense Reserve Subaccounts at any given time and available for the payment of such expenses, unless adequate indemnity for such amounts satisfactory to the Backup Manager has been provided to it.

         Section 2.07. Responsibility for Loss of, Distribution of, or Damage to Railcars. The responsibilities of each Company and the Manager for loss of, destruction of, or damage to any Railcar are apportioned as follows:

                  (a) The Manager shall not be liable for damage to or destruction of any Railcar under any circumstances unless such damage or destruction is the direct result of the Manager's negligence or willful misconduct.

                  (b) The Manager shall obtain insurance to the extent required by Section 2.01(i) and Section 2.03(g).

                  (c) If any Railcar is damaged, but is not destroyed or damaged beyond repair, the Manager shall use its best efforts, in accordance with the Manager Standard, to obtain reimbursement of repair expenses for the Relevant Company in accordance with AAR rules. If any Railcar is damaged beyond repair or destroyed, the Manager shall use its best efforts, in accordance with the Manager Standard, to obtain the value of such Railcar in accordance with appropriate AAR rules and, if applicable, in accordance with provisions in the Leases relating to Events of Loss.

         Section 2.08. Denial or Refusal of Insurance. (a) If an Insurer under an Insurance Policy shall deny coverage (in any such case prior to termination thereof as a result of the payment by such Insurer of an aggregate amount equal to its maximum liability under such Insurance Policy), or shall refuse to honor a claim under any such Insurance Policy with respect to any Railcar, and if such denial or refusal resulted solely from the Manager's failure to comply with the requirements of such Insurance Policy or the requirements of such Insurer, or if the Manager shall have failed to maintain the coverage required by the terms of the Transaction Documents (including, but not limited to, Section 11.14 of the Indenture), then the Manager, on behalf of the Relevant Company, shall cause the amount of any resulting unpaid claim to be deposited into the related Collection Accounts as a recovery on such Railcar with respect to which such denial or refusal arose; provided, however, that if the Backup Manager is acting as Manager, it will not be required to deposit such funds in the Collection Accounts. The Manager shall not be entitled to seek reimbursement under Section
2.06 for amounts deposited into any Collection Account pursuant to this Section 2.08(a).

         (b) The Manager shall promptly, but in any event within five days, notify the Relevant Company, the Class A Note Insurer, the Backup Manager and the Indenture Trustee of the occurrence of any event described in Section 2.08(a) or the cancellation or termination of any Insurance Policy.

         Section 2.09. Conflicts of Interest. It is expressly understood and agreed that nothing herein shall be construed to prevent or prohibit the Manager from providing the same or similar services to any Person or organization not a party to this Agreement. In particular, the Manager shall be entitled to own and operate for its own account railroad cars and equipment identical to the Railcars managed hereunder and/or to manage such railroad cars or equipment under a similar management agreement with another owner; provided, however, that if other railroad cars similar to or competitive with the Railcars owned or managed by the Manager are available for leasing at the same time that any Railcar is so available, the Manager or its agent or submanager shall give no preference or priority to either the leasing of such other railroad cars or the Railcars, subject to the needs of prospective deployers and all applicable regulations of the AAR, STB and DOT.

         Section 2.10. Separate Corporate Existence Covenants. The Manager recognizes that the Indenture Trustee, the Holders and the Class A Note Insurer have entered into the Transaction Documents on the understanding that each of the Companies, the Seller and TOP CAT (each a "Separate Person") is an entity intended to have its own separate existence independent from that of the Manager. In connection therewith, the Manager will (i) maintain separate bank accounts and books of account from each Separate Person, (ii) not hold itself out to third parties as liable or responsible for the debts of each Separate Person (except for performance of such obligations which are assumed by it as Manager hereunder) and not holding any Separate Person out to third parties as being liable or responsible for the debts of the Manager, (iii) not conduct business in the name of any Separate Person except when acting in the name of such Separate Person in its capacity as Manager and it identifies itself as such, (iv) not hold itself out as the owner of the Railcar Assets and take reasonable steps to ensure that Lessees and other parties dealing with the Railcar Assets are aware of the Separate Person's interests therein and (v) take such other actions on its part as may be required for each Separate Person to be in compliance with Section 10.01(p) of the Indenture on the Closing Date. In the event that the Manager's consolidated financial statements are required under GAAP to include any Separate Person, the Manager will include footnotes therein that disclose the separate corporate existence of each such Separate Person and its assets from the Manager and the Manager's Assets.

                                  ARTICLE III

                      ACCOUNTINGS, STATEMENTS AND REPORTS

         Section 3.01. Monthly Manager Report. With respect to each Payment Date and the related Collection Period, the Manager will provide to the Backup Manager, the Class A Note Insurer and the Indenture Trustee, on the Determination Date immediately prior to such Payment Date, a Monthly Manager Report (a "Monthly Manager Report") substantially in the form of Exhibit A hereto with each of the items specified on such form completed as the case may be, including the amount of Operating Expenses incurred by the Manager in respect of the Railcars owned by each Company in such immediately preceding calendar month (as set forth in the Maintenance Expense Reimbursement Requests delivered to the Indenture Trustee during such month) which exceed the funds available in the relevant Operating Expense Reserve Subaccount and which are to be paid pursuant to the priorities set forth in Section 12.02(d) or Section 6.08, as applicable, of the Indenture, together with such supplemental information reasonably requested by the Controlling Party.

         Section 3.02. Financial Statements; Certification as to Compliance; Notice of Default. The Manager will deliver to the Indenture Trustee, the Backup Manager, each Rating Agency and the Class A Note Insurer, except as provided in subsection (h):

                  (a) within 90 days after the end of each fiscal year of the Reported Companies, a copy of the Reported Companies' Financial Statements for such fiscal year certified in a manner acceptable to the Controlling Party by the senior financial officer of the Manager or such other person as may be acceptable to the Controlling Party, it being understood that delivery to the Indenture Trustee, the Backup Manager, each Rating Agency and the Class A Note Insurer of the Manager's report on Form 10-K filed with the Securities and Exchange Commission shall satisfy the requirements of this Section 3.02(a);

                  (b) with each set of Reported Companies' Financial Statements delivered pursuant to subsection (a) above and (d) below, a certificate of an officer of the Manager demonstrating compliance with all financial covenants or tests calculated by reference to such financial statements and containing an additional certification to the effect that a review of the activities of the Manager during the period covered by the Reported

         Companies' Financial Statements, and of its performance under this Agreement has been made under the supervision of the officer executing such Officer's Certificate with a view to determining whether during such period the Manager had performed and observed all of its obligations under this Agreement, and either (i) stating that based on such review no default by the Manager under this Agreement has occurred and is continuing, or (ii) if such a default has occurred and is continuing, specifying such default, the nature and status thereof and what steps, if any, the Manager is planning to do or has done to cure such default;

                  (c) promptly upon becoming aware of the existence of any condition or event which constitutes a Manager Event of Termination, a written notice describing its nature and period of existence and what action the Manager is taking or proposes to take with respect thereto;

                  (d) quarterly, unaudited versions of the Reported Companies' consolidated balance sheet, year-to-date income statement, retained earnings and cash flows within 45 days after the end of each quarter (other than the quarter at the end of each fiscal year), it being understood that delivery to the Indenture Trustee, the Backup Manager, each Rating Agency and the Class A Note Insurer of the Manager's report on Form 10-Q filed with the Securities and Exchange Commission shall satisfy the requirements of this Section 3.02(d);

                  (e) copies of any reports filed by the Manager with the SEC or the Rating Agencies concerning the Manager;

                  (f) in the case of the Initial Manager, copies of any certificates required to be furnished by the Initial Manager under any credit agreement to which the Initial Manager is a party and which addresses compliance by the Initial Manager with the requirements of such credit agreement and the absence or existence of defaults thereunder;

                  (g) such other information regarding the Railcars, the Leases, the Manager or the transactions contemplated hereby, as the Class A Note Insurer may reasonably request; and

                  (h) with respect to the financial reports described in subsections (a) and (d), and the notice described in subsection (c), above, the Manager will also deliver such reports to the Holders (except that the Manager shall not be obligated to deliver the notice described in subsection (c) above to each Holder if the Controlling Party has waived such Manager Event of Termination in accordance with
         Section 6.04).

         Section 3.03. Annual Accountants' Reports. (a) On or before 120 days after the end of each fiscal year of the Manager, the Manager shall deliver to each Company, the Indenture Trustee, the Backup Manager, the Class A Note Insurer, each Rating Agency and the Holders a report of a firm of independent public accountants of recognized national standing selected by the Manager to the effect that such firm has examined certain documents and records relating to the management of the Railcars, the Leases and the other Railcar Assets under this Agreement and that, on the basis of such examination conducted substantially in compliance with generally accepted audit standards, nothing came to their attention which caused them to believe that the Manager has accounted for matters regarding the Railcars, the Leases and the other Railcar Assets, including deposits in, and requested withdrawals from, the Operating Expense Reserve Subaccounts or the Collection Accounts, otherwise than in accordance with this Agreement, except for such immaterial exceptions or errors on records that, in the opinion of such firm, it is not required to report.

         (b) In the event such independent public accountants require the Indenture Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.03, the Manager shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Manager, and the Indenture Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.04. Delivery of Accountings, Statements and Reports. To the extent that the Manager and the Servicer are the same Person, it may, in its sole discretion and to the extent practicable, fulfill its obligations under this Article III and Article III of the Servicing Agreement with the delivery of one monthly report, one set of financial statements, a single Officer's Certificate (executed in its capacities as both Manager and Servicer) or a single accountants' report, as the case may be.

         Section 3.05. Annual Security Interest Opinion. Within 120 days after the beginning of each calendar year, beginning with the calendar year 2005, the Manager shall furnish to the Indenture Trustee and the Class A Note Insurer an Opinion of Counsel (which shall be outside counsel) either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording or re-filing of (a) all UCC financing statements and continuation statements, filings with the STB, filings with the Canadian Registry and any other requisite filings, deposits, registers or recordations as are necessary to maintain the ownership interests, security interests and liens, as applicable, created in favor of (x) each of the NARCAT Seller and the CARCAT Seller under the Asset Purchase Agreement, (y) each of NARCAT and CARCAT under its respective Sale Agreement and (z) the Indenture Trustee under the Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such security interests and liens. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of the Indenture, and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are or will within the next twelve months be required to maintain the liens and security interests described above.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Initial Manager Representations and Warranties. The Initial Manager hereby represents and warrants to each Company, the Indenture Trustee and the Backup Manager as follows:

                  (a) Corporate Existence and Power. The Manager has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Ohio, with all requisite power and authority to own its properties and to transact the business in which it is now engaged, and the Manager is duly qualified to do business and is in good standing in each state where the nature of its business requires it to be so qualified except where failure to so qualify would not have a Material Adverse Effect. The Manager has all requisite power and authority and has taken all action necessary to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Manager of this Agreement are within the Manager's powers, have been duly authorized by all necessary action and do not contravene any applicable Law, the Manager's organizational documents or any contractual or other obligation binding on or affecting the Manager or any of its assets. The Manager has delivered to each Company, the Indenture Trustee and the Class A Note Insurer a true and correct copy of its articles of incorporation, its code of regulations and other organizational documents.

                  (b) No Conflict. The performance of the Manager's obligations under this Agreement and each other Transaction Document to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement and the other Transaction Documents, and other than Permitted Liens) upon any of the property or assets of the Manager pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any charter document of the Manager or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such Governmental Authority is required for the consummation of the other transactions contemplated by this Agreement or any other Transaction Document to which it is a party except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (c) Due Authorization, Execution and Delivery. Each Transaction Document to which the Manager is a party has been duly authorized, executed and delivered by the Manager and each such Transaction Document is a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (d) Solvency. Both before and after giving effect to the transactions contemplated by this Agreement, the Manager is Solvent.

                  (e) True and Complete Copies. The Manager has delivered to each Company a true, complete and correct copy of the APA Seller Documents.

                  (f) Accuracy of Information. All information heretofore furnished (including, but not limited to, the Reported Companies' Financial Statements) by the Manager to each Company, the Indenture Trustee, the Class A Note Insurer and the Backup Manager for purposes of or in connection with this Agreement, the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by it hereunder will be, true, complete and correct in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, the Manager has no knowledge of any facts which would cause it to disbelieve any of the representations or warranties made by the Railcar Entities under the APA Seller Documents.

                  (g) Tax Status. It has (i) timely filed all federal, state and local tax returns or permitted extensions thereof in the United States and all other tax returns or permitted extensions thereof in foreign jurisdictions required to be filed and (ii) paid or made adequate provision in accordance with GAAP for the payment of all taxes, assessments and other governmental charges.

                  (h) Employee Benefits. With respect to employees that primarily work in connection with the Railcars, Leases and other Railcar Assets:

                           (i) Except as set forth on Schedule I, with respect to current or former employees of the Manager, the Manager does not maintain, participate in or contribute to any
                  (A) deferred compensation or retirement plans or arrangements,
                  (B) tax-qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of ERISA),
                  (C) employee welfare benefit plans (as defined in Section 3(1) of ERISA), (D) phantom stock appreciation right, stock option, stock purchase or other stock based plans, or (E) any fringe benefit plans or programs. The Manager does not maintain or contribute to any employee welfare benefit plan that provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA or other applicable Law.

                           (ii) The employee pension benefit plans and employee welfare benefit plans (and related trusts and insurance contracts) of the Manager, which plans are described on Schedule I, have been administered in compliance with the requirements of applicable Laws, except where failure thereof would not result in a Material Adverse Effect on the Collateral. Each employee pension benefit plan which is intended to be a "qualified plan" has received an opinion letter from the Internal Revenue Service as to the qualification under the Code of such plan.

                           (iii)    With respect to each of the plans listed on
                  Schedule I, the Manager has made available to each Company and the Class A Note Insurer true and complete copies of (A) the plan documents, summary plan descriptions and summaries of material modifications and other material employee communications about such plan, (B) the opinion letter received from the Internal Revenue Service, (C) the Form 5500 Annual Report (including all schedules and other attachments) for the most recent plan year, (D) all related trust agreements, insurance contracts or other funding agreements which implement such plans and (E) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and record keeping agreements.

                           (iv) All contributions and other payments required to have been made by the Manager with respect to any plan described on Schedule I have been or will be made when due.

         To the Knowledge of the Manager, no plan described on Schedule I is subject to any ongoing audit, investigation or other administrative proceeding of any Governmental Authority nor has any Action been commenced against any such plan (other than for benefits in the ordinary course), in which the adverse result thereof would result in a Material Adverse Effect on the Railcars, Leases or other Railcar Assets, or on any Company after the Closing Date.

                  (i) Employment Matters. The Manager is not party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group in connection with its railcar leasing business, nor, to the Knowledge of the Manager, is any employee that primarily works in connection with its railcar leasing business represented by any labor union or similar association. No labor union or employee organization has been certified or recognized as the collective bargaining representative of any employee of the Manager that primarily works in connection with its railcar leasing business. To the Knowledge of the Manager, there are no formal union organizing campaigns or representation proceedings in process or formally threatened with respect to any employee of the Manager that primarily work in connection with its railcar leasing business, nor are there any existing or, to the Knowledge of the Manager, threatened at large labor strikes, work stoppages, organized slowdowns, unfair labor practice charges, or labor arbitration proceedings affecting employees of the Manager that primarily work in connection with its railcar leasing business.

                  (j) Environmental Matters. Except to the extent such matters would not have a Material Adverse Effect:

                           (i) to the Knowledge of the Manager, the Manager is in compliance with all applicable Environmental Laws related to the Collateral. Except for matters that have been fully resolved, the Manager has not received any written communication from any person or Governmental Authority that alleges that its operations in connection with the Railcars, Leases or other Railcar Assets are not in compliance with applicable Environmental Laws;

                           (ii) to the Knowledge of the Manager, the Manager has obtained all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the conduct of its railcar leasing business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and to the Knowledge of the Manager, the Manager is in compliance with all terms and conditions of the Environmental Permits; and

                           (iii) there is no Environmental Claim pending or, to the Knowledge of the Manager, threatened against or concerning the Railcars, Leases or other Railcar Assets.

         To the Knowledge of the Manager, no release of any Hazardous Commodities has occurred on or from any of the Railcars, Leases or other Railcar Assets, which requires investigation, assessment, monitoring, remediation or cleanup under Environmental Laws.

                  (k) No Default. To the Knowledge of the Manager, there has been no default under the Asset Purchase Agreement or any other Transaction Document.

                  (l) Credit and Collection Policies. The Manager has previously delivered to the Class A Note Insurer a true and correct copy of its credit and collection policies, and no material amendments shall be made to such policies without the consent of the Class A Note Insurer.

         Section 4.02. Company Representations and Warranties. Each Company hereby represents and warrants to the Manager, the Indenture Trustee and the Backup Manager as follows:

                  (a) Such Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and to transact the business in which it is now engaged, and such Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires it to be so qualified except where failure to so qualify would not have a Material Adverse Effect. Such Company has all requisite power and authority and has taken all action necessary to enter into this

         Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by such Company of this Agreement and the other Transaction Documents are within such Company's powers, have been duly authorized by all necessary action and do not contravene any applicable Law, such Company's organizational documents or any contractual or other obligation binding on or affecting the Company or any of its assets.

                  (b) The performance of such Company's obligations under this Agreement and each other Transaction Document to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement and the other Transaction Documents, and other than Permitted Liens) upon any of the property or assets of such Company pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement (including the Leases) or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any charter document of such Company or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such Governmental Authority is required for the consummation of the other transactions contemplated by this Agreement or any other Transaction Document to which it is a party except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (c) Each Transaction Document to which such Company is a party has been duly authorized, executed and delivered by such Company and each such Transaction Document is a valid and legally binding agreement of such Company, enforceable against such Company in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

                  (d) Such Company has delivered to the Manager a true, complete and correct copy of the Indenture.

         Section 4.03. Initial Manager Representations and Warranties with Respect to the Collateral. In consideration of the Manager Fee and the Supplemental Manager Fee, and as a result of its conducting due diligence with respect to the Railcars, the Leases and the other Railcar Assets, the Initial Manager hereby represents and warrants, as of the Closing Date or Prefunded Railcar Acquisition Date, as applicable, with respect to any Railcar, Lease or other Railcar Asset transferred under the Sale Agreements, and as of the origination date with respect to any Subsequent Lease originated in accordance with Section 2.03(c), to each Company, the Indenture Trustee and the Backup Manager as follows:

                  (a) Each Company has good and marketable title to all of the Leases and Railcars transferred thereto under the Relevant Sale Agreement and any Subsequent Lease originated in accordance with
         Section 2.03(c), free and clear of all Liens, other than Permitted Liens; provided, however, that, for a period not to exceed 30 days after the Closing Date, up to 39 Railcars representing an aggregate Stated Value not to exceed $125,000 may be subject to Leases for which the Companies have not obtained requisite consents of the Lessee to the assignment thereof.

                  (b) Each Lease sold or, in the case of each Prefunded Existing Lease, to be sold under a Sale Agreement is for the Railcar or Railcars identified therein, as set forth on the Lease and Railcar Schedule or the Prefunded Lease and Railcar Schedule, as applicable, to such Sale Agreement. The Lease and Railcar Schedule or the Prefunded Lease and Railcar Schedule, as applicable, to each Sale Agreement contains a true, correct and complete list of all Leases sold on the Closing Date or to be sold on the Prefunded Railcar Acquisition Date, if applicable, under such Sale Agreement, and an updated Lease and Railcar Schedule delivered thereafter in accordance with Section 2.03(c) will contain a true, correct and complete list of all Subsequent Leases originated in accordance with Section 2.03(c), including, in each case, the name of the lessee, deal number (if applicable), type of lease (full service, modified, triple net, etc.), lease rate, number of lease payments remaining (if applicable), final payment due date under lease, number of Railcars under lease and commencement date of lease.

                  (c) The Lease and Railcar Schedule sets forth a true, correct and complete list of all Railcars transferred and the Prefunded Lease and Railcar Schedule sets forth a true, correct and complete list of all Prefunded Railcars to be transferred under the Sale Agreements, including, as to each Railcar, the month and year built (and, if applicable, rebuilt), car type (by AAR equipment code), car mark and number assigned to such Railcar in UMLER, if applicable, volume capacity as expressed in cubic feet if a railcar, or in horsepower if a locomotive (in each case, if known and if applicable), total (gross) weight on rail, the AAR determination of extended life (if applicable), whether such Railcar is subject to a Lease (and, if so, the lease or deal number, as applicable), whether such Railcar is primarily leased to a Lessee for which an address in Canada or in Mexico is referenced on the Lease and, if applicable, storage location (including description, city and state).

                  (d) The Manager has not received any notice of the occurrence of any Event of Loss, or any event which, with the passage of time would constitute an Event of Loss, with respect to any Railcar.

                  (e) Each Lease (i) is evidenced by a writing, (ii) constitutes the legal, valid and binding obligation of the Lessee thereunder, (iii) has not been satisfied other than in the ordinary course, subordinated, rescinded, or, except for Permitted Adjustments, adjusted, (iv) remains in full force and effect and (v) is enforceable against such Lessee in accordance with its terms (except to the extent that enforcement may be affected by applicable bankruptcy, reorganization, insolvency and other Laws affecting creditors' rights and remedies generally and by general principles of equity, regardless of whether enforcement is sought at law or in equity).

                  (f) Except as set forth on the Lease and Railcar Schedule, (i) no Lessee under any Lease is currently in bankruptcy under the bankruptcy laws of the United States, Canada or Mexico, (ii) unless consented to by the Relevant Company, no provision of any Lease has been waived, amended, or modified in any material respect, except by instruments or documents copies of which have been delivered to the Relevant Company, the Indenture Trustee and the Class A Note Insurer and reflected on the Lease and Railcar Schedule and, in any event, no Lease has been waived, amended or modified since its origination to cure a payment default or delinquency, (iii) no delinquency or default by the Lessee under any Lease has occurred and is continuing and (iv) the Lessee is in compliance with the terms of such Lease in all material respects.

                  (g) No Action is pending or, to the Knowledge of the Manager, has been threatened asserting the invalidity of any Lease, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Lease or the value of any Railcar.

                  (h) Each Lease is "chattel paper" (as defined in Section 9-102(a)(11) of the UCC). Except for the Leases set forth on Schedule III, all original, executed copies of Leases are in the possession of the Indenture Trustee.

                  (i) No Lease has been originated in or is subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof (or any subsequent assignment by the Relevant Company) unlawful.

                  (j) Each Railcar is marked with the railroad equipment number (also known as the running number) as noted on the Lease and Railcar Schedule.

                  (k) To the Knowledge of the Manager, the Lessees have complied with all applicable Laws in respect of each Lease in all material respects and each Lease complies with all applicable Laws of the jurisdiction in which it was originated in all material respects.

                  (l) The Lessee under each Lease is (i) a United States or Canadian governmental agency, (ii) a United States common carrier by railroad engaged in the transportation of individuals or property or owner of trackage facilities leased by such common carrier, (iii) a United States or Canadian corporation (provincial or federal), limited partnership, limited liability company or other entity, (iv) a Mexican entity listed on the Lease and Railcar Schedule, or (v) a "railroad company" as defined in the Canadian Transportation Act.

                  (m) Any guarantees on behalf of an applicable Lessee required at the time of origination of a Lease remain in full force and effect.

                  (n) The lease origination practices used by the Manager and, to the Knowledge of the Manager, by any Railcar Entity, with respect to each Lease have been legal in all material respects.

                  (o) Each Lessee under a Lease has accepted the related Railcar or Railcars and after reasonable opportunity to inspect and test, has not notified the Manager of any defects therein.

                  (p) For those Railcars described on the Lease and Railcar Schedule as having an extended life determined by AAR as a result of having been refurbished, modified or substantially rebuilt, there is in the Lease Files, and there has been filed, the proper documentation with AAR to qualify such Railcars for extended life along with updating UMLER records.

                  (q) No correspondence has been received by the Manager (nor, to the Knowledge of the Manager, by any Railcar Entity) from the AAR or FRA regarding any outstanding general or specific recalls for the Railcars or any required modifications, nor, to the Knowledge of the Manager, do there exist any such outstanding general or specific recalls for any Railcar or any required modifications.

                  (r) Except for Scrapped Railcars, each Railcar is in good working order and is suitable for the use for which it is presently engaged. None of the Leases or Railcars are subject to any restrictions with respect to the transferability thereof.

                  (s) Except for (i) one Lease for not more than 100 Railcars having a Stated Value of not more than $1,502,750.00 expiring on March 31, 2004 which is denominated in Canadian dollars, and (ii) two Leases, involving not more than five Railcars, for which Rent payments are calculated by multiplying mileage by an amount which is specified in United States dollars, each Lease is denominated in and provides for payment solely in United States dollars.

                  (t) All Railcars are located in the United States, Canada or Mexico.

                  (u) No more than 450 of Eligible Railcars are leased to Lessees for which a Mexican address is referenced on the Lease.

                  (v) No Lease expressly allows the transport or storage of any Hazardous Commodities on the related Railcars.

                  (w)      None of the Railcars are tank cars.

                  (x) Rental payments under each Lease are billed and payable monthly.

                  (y) Except for locomotives and certain other Railcars which the Manager intends to designate as Scrapped Railcars no later than January 31, 2005, the total number of which locomotives and Railcars will not exceed 630, each Railcar is in compliance with all applicable Laws (including applicable Interchange Rules of the AAR).

                  (z) Except for one Lease involving not more than 24 Railcars which are leased to the Initial Manager, no Lessee is an Affiliate of any Seller, the Servicer or the Manager.

                  (aa)     No Lease is a finance lease.

                  (bb) Except as set forth on the Lease and Railcar Schedule, there are no split schedules for any Lease.

                  (cc) No Lease expressly releases the lessee from liability for all of its obligations under such Lease (including with respect to the related Railcars) in connection with any sublease and, to the Knowledge of the Manager, no Lessee has subleased any of the Railcars unless such Lessee remains so liable and all other terms set forth in
         Section 2.01(j) of the Servicing Agreement have been satisfied.

                  (dd) To the extent such matters are governed by the laws of the United States or any state thereof, or Canada or any province thereof, the Indenture Trustee has a first priority, perfected security interest in the Railcars, the Leases and other Railcar Assets.

                  (ee) Except for those Leases set forth on Schedule III, the Lease File for each Lease is complete in all respects and has been delivered to the Servicer on behalf of the Relevant Company (except for any original, executed copies of Leases which are in the possession of the Indenture Trustee).

                  (ff) Each Lease other than a Modified Lease or Full Service Lease contains provisions requiring the Lessee to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the related Railcar and to assume all risk of loss, damage, or destruction of the related Railcar, and each such Lease requires the Lessee to maintain the Railcars which are subject thereto in good and workable order.

                  (gg) Except for one Lease permitting not more than two Railcars to be returned and storage fees to be paid in lieu of Rent therefor, no Lease provides for the replacement, addition or exchange of any Railcar subject to such Lease which would result in any reduction, or change the timing of, payments due, or modification of, the Lessee's obligations under such Lease.

                  (hh) No Lease is a "consumer lease", as defined in Article 2A of the UCC.

                  (ii) Except for certain Leases with Northeast Regional Commuter Railroad Corporation (d/b/a Metra) involving not more than 39 Railcars which have an aggregate Stated Value not exceeding $124,500, the obligation of the Lessee under each Lease to make lease payments and other amounts is absolute and unconditional and not dependent on the future appropriation of funds, and no Lessee is entitled to invoke sovereign immunity with respect to the related Lease and its obligations thereunder.

                  (jj) The Relevant Company has the right under each Lease owned thereby to exercise appropriate remedies with respect to the Railcars without obtaining the consent of any third parties.

                  (kk) No selection criteria were used in connection with the acquisition by the Companies of the Railcars, Leases or other Railcar Assets that identified the Railcars, Leases or other Railcar Assets as being less desirable or valuable than other comparable railcars, leases or other assets owned by any Seller, any Company, the Servicer or the Manager.

                  (ll) Each Lease either (i) provides for the return of the related Railcars upon default, or (ii) does not prohibit the Lessor from demanding return of the related Railcars and repossessing said Railcars after default under, or termination of, such Lease.

                  (mm) For each Lease other than a Modified Lease or Full Service Lease where the Lessee is not a railroad, each Lease requires that in the event of a casualty loss that the Lessee must take one of the following actions: (a) restore or repair the affected Railcar to good repair, condition and working order, (b) replace the Railcar with a like Railcar of the same or later model in good repair, condition and working order, or (c) pay the Lessor thereunder the "stated value" (as defined in such Lease) of such Railcar. For each Lease where the Lessee is a railroad, (i) if damage to a Railcar occurs while on the Lessee's railroad line, the relevant Lease requires the Lessee to pay the Lessor the "stated value" (as defined in such Lease), and (ii) if damage to a Railcar occurs while on the lines of another railroad, Interchange Rules apply.

                  (nn) No Lessee under a Lease has made a cash deposit to secure its obligation to make future lease payments.

                  (oo) The Railcars conform, to the Knowledge of the Manager, to (i) any applicable standards or requirements of any Governmental Authority and (ii) any applicable standards required by each national and international standards organization which regulates railcars in any relevant jurisdiction.

                  (pp) On the Closing Date or Prefunded Railcar Acquisition Date, as applicable, after giving effect to transfer of the Leases transferred under the Sale Agreements, the Companies were in compliance with the Concentration Limits, and each Subsequent Lease originated in accordance with Section 2.03(c) will be originated in compliance with the Concentration Limits.

                  (qq) On the Closing Date or Prefunded Railcar Acquisition Date, as applicable, no set-offs exist under any Lease.

         Section 4.04. Purchase or Substitution Required upon Breach of Certain Representations and Warranties. (a) The representations, warranties and agreements of the Initial Manager set forth in Section 4.03 with respect to each Railcar, Lease and other Railcar Assets shall survive so long as such Railcar, Lease and other Railcar Assets remains subject to the Lien of the Indenture. Upon discovery by the Initial Manager or any Company that any of such representations or warranties was incorrect as of the time made, the party making such discovery shall give prompt notice to the others, to the Class A
Note Insurer and to the Indenture Trustee. In the event that the failure of any such representation or warranty (other than the representation and warranty set forth in Section 4.03(pp)) to be correct at the time as of which it was made materially and adversely affects the interests of the Holders of the Notes in any Railcar or Lease which is the subject of such representation or warranty, the Initial Manager shall eliminate or cure such circumstance or condition within 45 days of having actual knowledge of, or receiving notice of, such breach, or the Initial Manager shall take such steps as are necessary to (a) if a Lease is the subject of such representation or warranty, Purchase all of the Railcars covered by such Lease (and the related Lease and other Railcar Assets relating solely to such Railcars) at the Purchase Price in accordance with this
Section 4.04, (b) if a Railcar is the subject of such representation or warranty, purchase such Railcar at the Purchase Price in accordance with this
Section 4.04 or (c) if a Railcar is the subject of such representation or warranty, provide a Substitute Railcar meeting all of the requirements of
Section 4.03, complying with the Concentration Limits and having a Stated Value which, when aggregated with the Stated Values of all other substitute Railcars then being substituted, shall be no less than the aggregate Stated Value of all Railcars then being replaced, so that the representations and warranties with respect to such Railcar or Lease, as applicable, are correct. In the event of any breach of the representation or warranty set forth in Section 4.03(pp), the obligation of the Manager to Purchase or provide Substitute Railcars shall apply to the extent required to cure such breach. For the avoidance of doubt, this
Section 4.04 shall not apply to any Successor Manager.

         (b) Any Purchase of a Railcar (and any related Lease and other Railcar Assets) or other payment required of the Initial Manager pursuant to this Section 4.04 shall be made by the Initial Manager by deposit of the Purchase Price required by Section 4.04(c) into the Collection Accounts, and any substitution of a Railcar made in lieu of any such purchase shall be made, in either case, on or prior to the Determination Date next following the calendar month in which the Initial Manager's obligation to Purchase such Railcar (and any related Lease and other Railcar Assets) arose. For purposes of this Section 4.04, the Manager agrees that any Railcar which is not eligible after the expiration of the 30-day period referenced in Section 4.03(a) shall be deemed a breach of the representation set forth therein and the repurchase shall occur on the first Payment Date following the expiration of such 30-day period.

         (c) Any Railcar (and any related Lease and other Railcar Assets) to be Purchased by the Initial Manager under this Section 4.04, shall be Purchased by the Initial Manager at a purchase price (the "Purchase Price") equal to (i) with respect to Purchases on the first Payment Date, the Stated Value of such Railcars on the Accounting Date immediately preceding the first Payment Date and (ii) with respect to any other Purchase, the Stated Value of such Railcar on the Accounting Date preceding the date on which the obligation to Purchase first arose, plus accrued interest (calculated at the Prime Rate) thereon from the Accounting Date preceding the date on which the obligation to Purchase first arose to the next succeeding Accounting Date. All Purchases shall be accomplished at the times required in Section 4.04(b).

         (d) Upon the substitution of any Substitute Railcar, the Initial Manager hereby agrees that such Substitute Railcar will be subject to all of the terms and conditions of this Agreement and the other Transaction Documents just as if such Substitute Railcar has been one of the original Railcars acquired on the related Closing Date.

         (e) If the Initial Manager fails to Purchase or substitute any Railcar (and any related Lease and other Railcar Assets) by the time required in
Section 4.04(c), the Indenture Trustee, provided it has received notice in accordance with Section 4.04(a), shall be obligated promptly to notify the Servicer, each Company and the Class A Note Insurer of such failure. The Servicer shall thereafter pursue any remedies available against the Railcar Entities under the Asset Purchase Agreement for any breach thereunder and deposit any amounts received from the Railcar Entities into the Collection Accounts in accordance with Section 4.03 of the Servicing Agreement.

         (f) The Companies agree to cause any amounts received from any Railcar Entity and deposited into the Collection Accounts as a result of a breach of a representation or warranty under the Asset Purchase Agreement to be paid to the Initial Manager to the extent that such breach by the Railcar Entity resulted in a breach by the Initial Manager under this Agreement and the Initial Manager shall have (i) expended any funds to fully eliminate or cure all circumstances and conditions causing such breach, (ii) deposited to the relevant Collection Account the Purchase Price for such Railcar (and any related Lease or other Railcar Asset) or (iii) provided a substitute Railcar. In the event that the Indenture Trustee should receive any amounts described in the previous sentence, the Indenture Trustee shall upon request by the Manager calculating in reasonable detail the portion of such amounts to which it is entitled, remit such portions to the Initial Manager. The Companies hereby authorize the Manager to enforce all provisions of the Asset Purchase Agreement against the Railcar Entities on behalf of the Companies, including without limitation the indemnity provisions contained therein and the Manager agrees to enforce said provisions on behalf of the Companies. All funds collected in connection with this Section 4.04(f) by the Manager shall be, to the extent not used to reimburse the Initial Manager for any related Purchase of a Railcar (and related Lease and other Railcar Assets), deposited into the Collection Accounts and distributed in accordance with the Indenture.

                                   ARTICLE V

                           INITIAL MANAGER COVENANTS

         Section 5.01. Corporate Existence; Status as Manager; Merger. (a) The Initial Manager shall keep in full effect its existence and good standing as a corporation in its state of incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Initial Manager to perform its duties under this Agreement, except where the failure to so qualify would not have a Material Adverse Effect on the Initial Manager or its ability to perform its duties hereunder; provided, however, that the Initial Manager may reincorporate in another state, if to do so would be in the best interest of the Initial Manager and would not have a Material Adverse Effect upon any Company, the Class A Note Insurer, the Backup Manager, the Indenture Trustee or the Holders, and the Initial Manager has complied with the requirements set forth in Section 5.01(b).

         (b) The Initial Manager shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless (i) the entity formed by such consolidation or into which the Initial Manager has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Initial Manager as an entirety, executes and delivers to each Company, the Class A Note Insurer, the Backup Manager and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to each Company, the Backup Manager and the Indenture Trustee (acting at the direction of the Controlling Party), which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Initial Manager under this Agreement, (ii) such Person at the time of the execution of such agreement has at least the same Tangible Net Worth as the Initial Manager at the time of such consolidation, merger or transfer, but in any event a Tangible Net Worth of at least $75,000,000 (iii) after giving effect to such merger or consolidation, no Manager Event of Termination shall have occurred and be continuing, (iv) such Person shall meet the criteria required of and applicable to a Successor Manager set forth in Section 6.01(b) and (v) the Manager shall have received the prior written consent of the Controlling Party.

         Section 5.02. The Manager Not to Resign; No Assignment. (a) The Manager shall not resign from the duties and obligations hereby imposed on it except (i) upon a determination by its Board of Directors that by reason of a change in applicable legal requirements the continued performance by the Manager of its duties under this Agreement would cause it to be in violation of such legal requirements, said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an Opinion of Counsel reasonably satisfactory to the Indenture Trustee, the Backup Manager and the Controlling Party to such effect, (ii) upon appointment of a Successor Manager by the Companies, with the approval of the Indenture Trustee (acting at the direction of the Controlling Party), and (iii) the entering into of amendments to this Agreement to effect such succession in form reasonably acceptable to each Company, the Backup Manager and the Indenture Trustee (acting at the direction of the Controlling Party).

         (b) The Manager may not assign this Agreement or delegate any of its rights, powers, duties or obligations hereunder; provided, however, that the Manager may submanage its duties and obligations hereunder in accordance with
Section 2.02(c) and assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 5.01(b).

         (c) Except as provided in Sections 5.02(a) and 6.01, the duties and obligations of the Manager under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 8.01, and shall survive the exercise by any Company, the Class A Note Insurer, the Backup Manager or the Indenture Trustee of any right or remedy under this

Agreement, or the enforcement by any Company, the Class A Note Insurer, the Backup Manager, the Indenture Trustee or any Holder of any provision of the Indenture, the Notes or this Agreement.

         Section 5.03. Car Mark Agreement, GNRR Agreement and Railcar Storage Agreement. The Manager shall abide by the terms of the Car Mark Agreement, GNRR Agreement and the Railcar Storage Agreement and shall provide the benefits thereof to each Company.

         Section 5.04. Manager Indemnification. The Manager shall indemnify and hold harmless each Company, the Class A Note Insurer, the Backup Manager, the Indenture Trustee and the Holders and their respective Affiliates and the directors, officers, employees and agents of each thereof (the "Indemnified Parties"), from and against:

                  (a) any breach of or any inaccuracy in any representation or warranty (other than any representation or warranty contained in Section 4.03 which has been fully remedied in accordance with Section 4.04) made by the Manager in this Agreement or in any certificate delivered pursuant thereto;

                  (b) any breach of or failure by the Manager to perform any covenant or obligation of the Manager set out or contemplated in this Agreement;

                  (c) the negligence, recklessness or willful misconduct of the Manager;

                  (d) any dispute or claim of any third party related to or in connection with the existence of more than one originally executed counterpart of a Lease which constitutes "chattel paper" under Article 9 of the UCC;

                  (e) any dispute, counterclaim, defense, loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of any act or failure to act on the part of the Manager with respect to its obligations under this Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim;

                  (f) any failure by the Manager to comply with any applicable Law with respect to any Railcar Asset;

                  (g) the commingling by the Manager of Collections at any time with any other funds;

                  (h) any inability to obtain any judgment in or utilize the court or other adjudication system of, any jurisdiction in which a Lessee may be located as a result of the failure of the Manager to qualify to do business or file any notice of business activity report or any similar report; or

                  (i) any liability arising out of or incurred in connection with the failure of 3079936 Nova Scotia Company to comply with any and all "bulk sales" laws.

provided, however, that the Manager shall not indemnify the Indemnified Parties if such acts, omissions or alleged acts or omissions constitute fraud, negligence, or willful misconduct by such Indemnified Party; and provided, further, that the Manager shall not indemnify the Indemnified Parties for any liability, cost or expense of the Collateral with respect to any federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Holders in connection herewith to any taxing authority; and provided, further, that in the event that a Successor Manager (including the Backup Manager) shall succeed to the duties of the Manager, the provisions of this Section 5.04 shall not apply to such Successor Manager unless expressly agreed to thereby. The provisions of this Section 5.04 shall survive any expiration or termination of this Agreement. Any indemnification owed to the Indemnified Parties under this Section 5.04 shall be due and payable within 30 days of the applicable Indemnified Party's demand therefor.

         Section 5.05. Expense Reimbursement. The Manager shall not request reimbursement for any expenses incurred on its behalf by an Affiliate of the Manager unless such expenses are no more than the arm's-length, fair-market-value costs of the services provided by such Affiliate.

         Section 5.06. Agreements with respect to the Car Mark Agreement and the Railcar Storage Agreement. The Manager hereby agrees (i) to comply with the representations, warranties, covenants and agreements of the "Buyer" under the Car Mark Agreement and the Railcar Storage Agreement and (ii) not to consent or agree to any amendment, restatement, supplement or other modification to the Car Mark Agreement or the Railcar Storage Agreement without the prior written consent of the Controlling Party. Unless otherwise agreed to in writing by the Controlling Party, the Manager also hereby agrees to cause each Railcar subject to the Car Mark Agreement to be re-marked (in accordance with the provisions of the Car Mark Agreement and the Transaction Documents) prior to the expiration of the "Initial Term" of the Car Mark Agreement.

                                   ARTICLE VI

                              MANAGER TERMINATION

         Section 6.01. Manager Events of Termination. (a) If any of the following acts or occurrences (each, a "Manager Event of Termination") shall occur and be continuing:

                  (i) any failure by the Manager to submit a Monthly Manager Report pursuant to Section 3.01 that continues unremedied for a period of two Business Days after the earliest of the date upon which
         (A) the Indenture Trustee, the Class A Note Insurer or any Holder provides written notification to the Manager of such failure, or (B) the date on which an Authorized Officer obtains actual knowledge of such failure; or

                  (ii) any representation or warranty made by the Manager in this Agreement (other than any representation or warranty contained in Section 4.03 which has been fully remedied in accordance with Section 4.04), any other Transaction Document to which it is a party or in any certificate delivered by the Manager hereunder proves to have been untrue or incorrect in any material respect when made and such untruth or incorrectness shall continue to be material and unremedied; provided, however, solely if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute cause for termination hereunder for a period of 30 days after the earlier of (A) the date on which an Authorized Officer obtains actual knowledge of such failure or (B) the Manager's receipt of notice from any Company or the Indenture Trustee so long as the Manager is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period; provided, however, such untrue or incorrect representation or warranty shall be deemed to be remediable or remedied only after all adverse consequences thereof, if any, can be and have been remedied as applicable; or

                  (iii) any failure on the part of the Manager duly to observe or to perform in any material respect any covenant or agreement of the Manager set forth in this Agreement or any other Transaction Document to which it is a party (including if the Manager is also acting as the Servicer, of its duties as the Servicer), which failure, if such failure is curable, continues unremedied for a period of 30 days after the earlier to occur of (A) the date on which written notice of such failure or breach, requiring the situation giving rise to such failure or breach to be remedied, shall have been given to the Manager by the Indenture Trustee, the Backup Manager, the Class A Note Insurer, each Company or any Holder or (B) the date on which an Authorized Officer of the Manager obtains actual knowledge of such failure; or

                  (iv) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Manager in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or
         (B) a decree or order adjudging the Manager bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Manager under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Manager or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any of the foregoing unstayed and in effect for a period of 45 consecutive days; or

                  (v) the commencement by the Manager of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Manager in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Manager or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Manager in furtherance of any such action; or

                  (vi) any assignment by the Manager to a delegate of its duties or rights hereunder, except as specifically permitted hereunder, or any attempt to make such an assignment; or

                  (vii) a final nonappealable judgment of a court of competent jurisdiction for more than $1,000,000 shall be entered against the Manager and shall not be stayed, vacated, bonded, paid or discharged within 45 days; or

                  (viii) the Manager shall fail to pay, when and as the same shall become due and payable (after giving effect to any applicable grace period), any principal or interest, regardless of amount, due in respect of any indebtedness of the Manager in a principal amount in excess of $5,000,000 or any event shall occur with respect to any such indebtedness, the effect of which is to cause, or allow the holder thereof to cause, such indebtedness to become due before its stated maturity; or

                  (ix) the Manager shall cease to be engaged in the railcar management or maintenance business (unless the Backup Manager is acting as Manager); or

                  (x) the existence of a Rapid Amortization Event of the nature described in clause (b) of the definition of "Rapid Amortization Event" contained in the Indenture; or

                  (xi) the failure of the Manager (unless the Backup Manager is acting as Manager) to maintain a ratio of long term debt minus the non-recourse portion of long term debt to Tangible Net Worth of not more that 1.25 to 1; or

                  (xii) so long as the Initial Manager is the Manager, the occurrence of a Change of Control; or

                  (xiii) so long as the Manager or any Affiliate thereof is acting as Servicer, the occurrence of a Servicer Event of Termination pursuant to Section 6.01 of the Servicing Agreement;

then, and in each and every case, so long as a Manager Event of Termination shall not have been remedied within any applicable period set forth above, the Indenture Trustee shall, at the direction of the Controlling Party, or may, with the consent of the Controlling Party, by notice (the "Manager Termination Notice") then given in writing to the Manager, terminate all, but not less than all, of the rights (other than any rights to receive, subject to the priority of payments set forth in Section 12.02 or Section 6.08 of the Indenture, as applicable, all amounts owed to the Manager, including but not limited to the Manager Fee and any Operating Expenses in accordance with Section 2.06, accrued up to the effective date specified by the Manager Termination Notice) and obligations of the Manager under this Agreement, which termination shall be effective as of the date of such Manager Termination Notice or such later date as such Manager Termination Notice may specify.

         (b)      The Manager may not be terminated in whole or in part, unless
(i) a successor Manager (the "Successor Manager") has been appointed by the Indenture Trustee (acting at the direction of the Controlling Party) and (ii) such Successor Manager has accepted such appointment. Any Successor Manager shall be a located in the United States and be acceptable to the Controlling Party. Any Successor Manager, however appointed, shall execute and deliver to the Class A Note Insurer, the Backup Manager (if not the Successor Manager), the Indenture Trustee, each Company and to the predecessor Manager an instrument accepting such appointment, including customary confidentiality provisions in favor of the predecessor Manager and each Company, and thereupon such Successor Manager, without further act, shall become vested with all the rights, powers, duties and trusts of the predecessor Manager hereunder with like effect as if originally named the Manager herein.

         (c) On and after the time the Manager receives a Manager Termination Notice pursuant to this Section 6.01, all authority and power of the Manager under this Agreement shall pass to the Successor Manager appointed pursuant to Section 6.02, and, without limitation, such Successor Manager is hereby authorized and empowered to execute and deliver, as Manager and on behalf of each Company, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Manager Termination Notice.

         (d) The terminated Manager shall cooperate with the Indenture Trustee and the Successor Manager in effecting the termination of the responsibilities and rights of the terminated Manager hereunder and the transition of the management to the Successor Manager, including, without limitation, (i) by transferring, at its own expense, its electronic records relating to the Railcars to the Successor Manager in such electronic form as the Successor Manager may reasonably request, (ii) by transferring the current Lease and Railcar Schedule and all other records, correspondence and documents relating to the Leases, Railcars and other Railcar Assets that it may possess to the Successor Manager in the manner and at such times as the Successor Manager shall reasonably request and (iii) by responding to all reasonable requests of the Successor Manager.

         Section 6.02. Backup Manager to Act; Appointment of Successor. (a) Subject to Section 6.01, on and after the time the Manager receives a Manager Termination Notice pursuant to Section 6.01 hereof, the Backup Manager shall, unless prevented by law (in which case such other Successor Manager as shall be appointed by the Indenture Trustee acting at the direction of the Controlling Party), without further action be the Successor Manager, and, to the extent provided in Section 6.01, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Manager by the terms and provisions hereof; provided, however, that any Successor Manager shall not (i) be liable for any acts or omissions of the outgoing Manager or for any breach by the outgoing Manager of any of its representations and warranties contained herein or in any related document or agreement, (ii) be responsible to perform any duties under

Section 2.03(u) in respect of the United States Assignment of Claims Act,
Section 2.03(w) or Section 2.03(x). Subject to the consent of the Controlling Party, the Successor Manager may subcontract with another firm to act as submanager so long as the Successor Manager remains fully responsible and accountable for performance of all obligations of the Manager.

         (b) The Manager, the Backup Manager, the Indenture Trustee and such Successor Manager shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Successor Manager and the Indenture Trustee shall be reimbursed for their respective expenses, if any, incurred in connection with the assumption of responsibilities of the Successor Manager as provided for in Section 12.02(d) or Section 6.08 of the Indenture.

         (c) If the Manager is also acting as Servicer under the Servicing Agreement, upon any resignation of the Servicer, the Manager will also be required to resign as Manager. The Manager and Servicer shall at all times be the same Person.

         Section 6.03. Notification to Holders. Upon any termination of, or appointment of a successor to, the Manager pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to the Holders at their respective addresses appearing in the Note Register.

         Section 6.04. Waiver of Breaches and Defaults. The Indenture Trustee shall, at the direction of the Controlling Party, (a) waive any breach by the Manager of any of its representations and warranties set forth in Section 4.03, and (b) waive any events permitting removal of the Manager under Section 6.01. Upon any waiver of a past breach or default, such breach or default shall cease to exist, and any purchase or substitution obligation arising from such breach shall no longer exist and any Manager Event of Termination arising from such default shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other breach or default or impair any right consequent thereto except to the extent expressly so waived.

         Section 6.05. Effects of Termination of Manager. (a) After the delivery of a Manager Termination Notice and appointment of a Successor Manager, the former Manager shall have no further obligations with respect to the management of the Railcars or the performance of maintenance, insurance, remarketing or any other services with regard to the Railcars, and the Successor Manager shall have all of such obligations except as otherwise set forth herein. The former Manager's indemnification obligations pursuant to Section 5.04 will survive the termination of the Manager hereunder but will not extend to any acts or omissions of a Successor Manager.

         (b) A Manager Event of Termination shall not affect the rights and duties of the parties hereunder (including, but not limited to, the obligations and indemnities of the Manager pursuant to Section 5.04) other than those relating to the management, insuring and remarketing of the Railcars.

         (c) The predecessor Manager shall defend, indemnify and hold the Successor Manager and any officers, directors, employees or agents of the Successor Manager harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Manager may sustain in connection with the claims asserted at any time by third parties against the Successor Manager which result from (i) any willful or negligent act taken or omission by the predecessor Manager or (ii) a breach by the predecessor Manager of an express obligation of the Manager hereunder. The indemnification provided by this Section 6.05(c) shall survive the termination of this Agreement.

         (d) The Successor Manager will not be responsible for delays attributable to the predecessor Manager's failure to deliver information, defects in the information supplied by the terminated Manager or other circumstances beyond the control of the Successor Manager.

         The Successor Manager shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Manager acting reasonably and in accordance with information prepared or supplied by a Person other than the Successor Manager or the failure of any such Person to prepare or provide such information. The Successor Manager shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the terminated Manager, or for any inaccuracy or omission in a notice or communication received by the Successor Manager from any third party or (ii) which is due to or results from the invalidity or unenforceability of any Lease under applicable law or the breach or the inaccuracy of any representation or warranty made by the terminated Manager. The Successor Manager shall not be liable for any acts or omissions of the Manager occurring prior to such Manager transfer or for any breach by the Manager of any of its representations and warranties contained herein or in any related document or agreement.

         Notwithstanding anything contained in this Agreement to the contrary, the Successor Manager is authorized to accept and rely on all of the accounting, records (including computer records) and work of the terminated Manager relating to the Leases, the Railcars and the other Railcar Assets (collectively, the "Predecessor Manager Work Product") without any audit or other examination thereof, and the Successor Manager shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Manager. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, "Errors") exist in any Predecessor Manager Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Manager making or continuing any Errors (collectively, "Continued Errors"), the Successor Manager shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Successor Manager agrees to use its best efforts, consistent with the Manager Standard, to prevent further Continued Errors. In the event that the Successor Manager becomes aware of Errors or Continued Errors, the Successor Manager shall, with the prior consent of the Controlling Party, use its best efforts, consistent with the Manager Standard, to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Successor Manager shall be entitled to recover its costs thereby expended in accordance with
Section 12.02(d) or Section 6.08, as applicable, of the Indenture.

         Section 6.06. Rights Cumulative. All rights and remedies from time to time enforced upon or reserved to each Company, the Class A Note Insurer, the Backup Manager, the Indenture Trustee or the Holders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy of each Company, the Indenture Trustee or the Holders may be exercised from time to time and as often as deemed expedient.

                                  ARTICLE VII

                               THE BACKUP MANAGER

         Section 7.01. Representations of Backup Manager. The Backup Manager makes the following representations and warranties:

                  (a) Corporate Existence and Power. The Backup Manager has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States of America, with all requisite power and authority to own its properties and to transact the business in which it is now engaged, and the Backup Manager is duly qualified to do business and is in good standing in each state where the nature of its business requires it to be so qualified except where failure to so qualify would not have a Material Adverse Effect on the Backup Manager or its ability to perform its obligations under this Agreement. The Backup Manager has all requisite power and authority and has taken all action necessary to enter into this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Backup Manager of this Agreement are within the Backup Manager's powers, have been duly authorized by all necessary action and do not contravene any applicable Law, the Backup Manager's organizational documents or any contractual or other obligation binding on or affecting the Backup Manager or any of its assts.

                  (b) No Conflict. The performance of the Backup Manager's obligations under this Agreement and each other Transaction Document to which it is a party will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement and the other Transaction Documents, and other than Permitted Liens) upon any of the property or assets of the Backup Manager pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any charter document of the Backup Manager or any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such Governmental Authority is required for the consummation of the other transactions contemplated by this Agreement or any other Transaction Document to which it is a party except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

                  (c) Due Authorization, Execution and Delivery. Each Transaction Document to which the Backup Manager is a party has been duly authorized, executed and delivered by the Backup Manager and each such Transaction Document is a valid and legally binding agreement of the Backup Manager, enforceable against the Backup Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, Backup Manager. Any Person (a) into which the Backup Manager may be merged or consolidated, (b) which may result from any merger or consolidation to which the Backup Manager shall be a party, or (c) which may succeed to the properties and assets of the Backup Manager substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Manager hereunder, shall be the successor to the Backup Manager under this Agreement without any further act on the part of any of the parties to this Agreement.

         Section 7.03. Backup Manager Resignation. The Backup Manager shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Backup Manager shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Class A Note Insurer). Upon the Backup Manager's resignation pursuant to this Section 7.03, the Backup Manager shall comply with the provisions of this Agreement until the acceptance of a successor Backup Manager.

         The Backup Manager shall consult fully with the Manager as may be necessary from time to time to perform or carry out the Backup Manager's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Manager under Section 6.02.

         Section 7.04. Duties and Responsibilities. (a) The Backup Manager shall perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Backup Manager.

         (b) The Backup Manager may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Backup Manager and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Backup Manager, the Backup Manager shall be under a duty to examine the same and to determine whether or not they conform to the requirements of this Agreement.

         Section 7.05. Backup Manager Compensation. As compensation to the Backup Manager for the performance of services hereunder, the Backup Manager shall be entitled to receive the Backup Manager Fee, which shall be paid to the Backup Manager on each Payment Date in accordance with, and subject to the priority of payment provisions of, Section 12.02(d) or Section 6.08, as applicable, of the Indenture.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 8.01. Termination of Agreement. (a) Except where otherwise expressly noted herein, the respective duties and obligations of the Manager, each Company, the Backup Manager and the Indenture Trustee created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms.

         (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Indenture Trustee thereafter with respect thereto, and any liquidation or preservation of any property held as contemplated in the Indenture by the Indenture Trustee thereafter shall be subject to the rights of the Manager to manage the Railcars as provided hereunder. In the event of any sale of Collateral to a third party following an Event of Default, however, this Agreement shall not be deemed assigned to such third party.

         Section 8.02. Amendments. (a) This Agreement may be amended by the parties hereto, without the consent of any Holders but with the consent of the Class A Note Insurer (so long as no Class A Note Insurer Default shall have occurred and is continuing), to (i) cure any ambiguity, to correct or supplement any provisions in this Agreement which are inconsistent with the provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement or (ii) amend any of the representations or warranties with respect to the Collateral set forth in Section 4.03; provided, however, that
Section 4.03 may be amended prospectively at any time by the Controlling Party without the consent of any other party; provided further, however, that if the Class A Note Insurer is not the Controlling Party, the Rating Agency Condition shall have been met.

         (b) This Agreement may also be amended from time to time by the parties hereto with the prior written consent of the Controlling Party for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders.

         (c)      Prior to the execution of any amendment or consent under this
Section 8.02, the Manager shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.

         (d) Promptly after the execution of any such amendment, the Manager shall furnish a written copy of the text of such amendment (and any consent required with respect thereto) to the other parties hereto, the Class A
Note Insurer and to each Holder.

         (e) Approval of the particular form of any proposed amendment or consent shall not be necessary for the consent of any Holders, if required, under Section 8.02(b), but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by the Holders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (f) The Indenture Trustee may request an Opinion of Counsel, an Officer's Certificate and such other opinions, certificates and documents as it deems advisable in connection with any proposed amendment of this Agreement. The Indenture Trustee may, but shall not be obligated to, execute and deliver any such amendment which affects that Indenture Trustee's rights, powers, immunities or indemnifications hereunder.

         Section 8.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 1402 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 8.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, and addressed, in each case as follows: (a) if to NARCAT, at 480 W. Dussel Drive, Suite R, Maumee, Ohio 43537; (b) if to CARCAT, at 480 W. Dussel Drive, Suite R, Maumee, Ohio 43537; (c) if to NARCAT Mexico, at 480 W. Dussel Drive, Suite R, Maumee, Ohio 43537; (d) if to the Manager, at The Andersons Inc., 480 W. Dussel Drive, Maumee, Ohio 43537, Attention: Betsy Hall, Esq. (facsimile: (419) 491-6695); (e) if to the Indenture Trustee or the Backup Manager, at Wells Fargo Bank, National Association, MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services -- Asset-Backed Administration (facsimile: (612) 667-3539); (f) if to any Holder, at its address for notices specified in the Register for the Notes maintained pursuant to the Indenture and (g) if to the Class A Note Insurer, at the address specified in the Indenture. Any of the Persons in subclauses (a) through (e) and (g) above may change the address for notices hereunder by giving notice of such change to other Persons. Any change of address shown in the Note Register shall, after the date of such change, be effective to change the address for such Holder hereunder. The Indenture Trustee shall provide all parties hereto with notice of any change of address shown in the Note Register. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder.

         Section 8.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Class A Note Insurer, the Backup Manager, the Indenture Trustee or any Holders. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

         Section 8.06. Inspection and Examination Rights. (a) The Manager agrees that, on reasonable prior notice, it will permit any representative of the Class A Note Insurer, the Backup Manager, the Indenture Trustee, the Controlling Party or any Company, during the Manager's normal business hours, to examine all the books of account, records, reports and other papers of the Manager relating to the Railcar Assets, to make copies and extracts therefrom, to cause such books to be examined by independent certified public accountants selected by the Class A Note Insurer, the Backup Manager, the Indenture Trustee, the Controlling Party or any Company, as the case may be, and to discuss its affairs, finances and accounts relating to the Railcar Assets with its officers, employees and independent public accountants (and by this provision the Manager hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Class A Note Insurer, the Backup Manager, the Indenture Trustee or any Company of any right under this Section 8.06 shall be borne by the Initial Manager, except that only the first examination in any year by the Class A Note Insurer, the Backup Manager, the Indenture Trustee or the Controlling Party will be at the Initial Manager's expense (unless there has occurred and is continuing a Manager Event of Termination, a Servicer Event of Termination (if the Manager is also the Servicer) or a Rapid Amortization Event (or any event which, with the giving of notice or passage of time, would constitute any such event), in each of which cases each such examination shall be at the expense of the Manager)), or, if a Successor Manager other than an Affiliate of the Initial Manager is then acting as Manager, such expense shall be borne by the party exercising such right of inspection; provided, however, that in no event shall the Class A Note Insurer, the Backup Manager, the Indenture Trustee, the Controlling Party or any Company be entitled to any expenses hereunder for which it has been previously reimbursed pursuant to Section 8.06 of the Servicing Agreement.

         (b) Upon reasonable prior notice, the Manager shall give, or cause to be given, to the Railcar Entities, Affiliates of the Railcar Entities and their respective representatives, during normal business hours, access to the Leases and the Railcars and all books and records relating to the Leases and the Railcars, and the Manager shall permit such persons to examine and copy such books and records and investigate such Leases and Railcars to the extent requested by the Railcar Entities and at the Railcar Entities' expense in connection with any reasonable business purpose; provided, however, that such access does not unreasonably disrupt the normal operations of the Manager.

         Section 8.07. Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         Section 8.08. Article Headings. The article headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 8.09. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

         Section 8.10. Assignment for Security for the Notes. The Manager understands that each Company will assign to, and grant to the Indenture Trustee under the Indenture a security interest in, all of its right, title and interest to this Agreement. The Manager consents to such assignment and grant and further agrees that all representations, warranties, covenants, and agreements of the Manager made herein shall also be for the benefit of and inure to the Class A
Note Insurer, the Indenture Trustee and the Holders.

         Section 8.11. Third-Party Beneficiaries. The Class A Note Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the Class A Note Insurer, the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 8.12. No Bankruptcy Petition. The Manager hereby covenants and agrees for the benefit of each of the parties hereto, the Indenture Trustee and each of the other Secured Parties, that, prior to the date which is one year and one day after the payment in full of all obligations of each of the Companies, it will not institute against any Company, or join any other Person in instituting against any Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States, any state of the United States or any foreign jurisdiction. Each Company hereby covenants and agrees for the benefit of each of the parties hereto, the Indenture Trustee and each of the other Secured Parties, that, prior to the date which is one year and one day after the payment in full of all obligations of the Manager and each other Company, it will not institute against the Manager or any other Company, or join any other Person in instituting against the Manager or any other Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States, any state of the United States or any foreign jurisdiction. This Section 8.12 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, each Company, the Manager, the Indenture Trustee and the Backup Manager have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                              NARCAT LLC

                              By /s/Rasesh H. Shah
                                 ------------------------------
                                 Name:  Rasesh H. Shah
                                 Title:  Manager

                              CARCAT ULC

                              By Rasesh H. Shah
                                 -------------------------------
                                 Name:  Rasesh H. Shah
                                 Title:  President/Secretary

                              NARCAT MEXICO, S. DE R.L. DE C.V.

                              By /s/Rasesh H. Shah
                                 -------------------------------
                                 Name:  Rasesh H. Shah
                                 Title:  Legal Representative

                              THE ANDERSONS, INC.

                              By /s/Gary Smith
                                 -------------------------------------
                                 Name:  Gary Smith
                                 Title:  Vice President, Finance and Treasurer

                              WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                as Indenture Trustee and as Backup Manager

                              By /s/Joe Nardi
                                 Name: Joe Nardi
                                 Title:  Vice President